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CD&A Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AbbVie Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 8, 2020

              The Annual Meeting of Stockholders of AbbVie Inc. (the "Annual Meeting") will be held on Friday, May 8, 2020 at 9:00 a.m. CT. The safety of our stockholders is important to us, and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year's Annual Meeting will be a "virtual meeting" of stockholders. You will be able to attend the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/ABBV2020. The Annual Meeting will be held for the following purposes:

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  To elect four directors to hold office until the 2023 Annual Meeting or until their successors are elected (Item 1),

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  To ratify the appointment of Ernst & Young LLP as AbbVie's independent registered public accounting firm for 2020 (Item 2),

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  To vote on an advisory vote on the approval of executive compensation (Item 3),

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  To vote on a management proposal to eliminate supermajority voting (Item 4), and

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  To transact such other business as may properly come before the meeting, including consideration of three stockholder proposals, if presented at the meeting (Items 5, 6, and 7).

Your Vote Is Important

              Please promptly vote your shares by telephone, using the Internet, or by signing and returning your proxy in the enclosed envelope if you received a printed version of the proxy card.

              The board of directors recommends that you vote FOR Items 1, 2, 3, and 4 on the proxy card.

              The board of directors recommends that you vote AGAINST Items 5, 6, and 7 on the proxy card.

              The close of business on March 13, 2020, has been fixed as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting.

              AbbVie's 2020 Proxy Statement and 2019 Annual Report on Form 10-K are available at www.abbvieinvestor.com. If you are a registered stockholder, you may access your proxy card by either:

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  Going to the following website: www.proxyvote.com, entering the information requested on your computer screen and following the simple instructions, or

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  Calling (in the United States, U.S. territories, and Canada) toll free 1-800-690-6903 on a touch-tone telephone and following the simple instructions provided by the recorded message.

              To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ABBV2020, you must enter the control number found on your proxy card, voting instruction form or notice you received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

By order of the board of directors.

Laura J. Schumacher
 Secretary

March 23, 2020

              The accompanying proxy is solicited on behalf of the board of directors for use at the Annual Meeting of Stockholders. The Annual Meeting will be held on Friday, May 8, 2020 at 9:00 a.m. CT. The safety of our stockholders is important to us, and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year's Annual Meeting will be a "virtual meeting" of stockholders. You will be able to attend the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/ABBV2020.

              This summary highlights selected information in the proxy statement. Please review the entire proxy statement and the AbbVie 2019 Annual Report before voting.

2020 Annual Meeting of Stockholders

Date and Time: May 8, 2020 9:00 a.m. CT

Location: The Annual Meeting will be a "virtual meeting" of stockholders. You will be able to attend the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/ABBV2020.

Record Date: March 13, 2020

How to Vote: Stockholders as of the record date are entitled to vote via the Internet at www.proxyvote.com; by telephone at 1-800-690-6903; by returning a completed proxy card; or during the Annual Meeting of Stockholders.

Voting Items and Board Recommendations

Board Recommendations

Item 1	Election of Directors	FOR All Nominees
Item 2	Ratification of Independent Auditor	FOR
Item 3	Say on Pay—Advisory Vote on the Approval of Executive Compensation	FOR
Item 4	Management Proposal to Eliminate Supermajority Voting	FOR
Item 5	Stockholder Proposal on Lobbying Report	AGAINST
Item 6	Stockholder Proposal on Independent Chair	AGAINST
Item 7	Stockholder Proposal on Compensation Committee Drug Pricing Report	AGAINST

Business Overview and Performance Highlights

Business Overview

              Since becoming a public company in 2013, AbbVie's mission has been to create an innovation-driven, patient-focused biopharmaceutical company capable of achieving sustainable top-tier performance through outstanding execution and a consistent stream of new medicines. In 2019, AbbVie achieved several new product approvals and continued to advance its robust mid-and late-stage pipeline. Collectively, the new medicines that AbbVie has introduced since inception—including new therapies in rheumatoid arthritis, psoriasis, hematologic oncology and hepatitis C virus—represented more than a quarter of AbbVie's total sales in 2019 and will be important contributors in 2020 and beyond. AbbVie delivered another year of outstanding performance in 2019, which reflects the continued strength of its execution across business priorities.

2020 Proxy Statement   |     1

PROXY STATEMENT SUMMARY

              AbbVie's products are focused on treating conditions such as chronic autoimmune diseases in rheumatology, gastroenterology and dermatology; oncology, including blood cancers; virology, including hepatitis C virus and human immunodeficiency virus; neurological disorders, such as Parkinson's disease; metabolic diseases, including thyroid disease and complications associated with cystic fibrosis; pain associated with endometriosis; as well as other serious health conditions. AbbVie also has a pipeline of promising new medicines in clinical development across such important medical specialties as immunology, oncology and neuroscience, with additional targeted investments in cystic fibrosis and women's health.

              In June 2019, AbbVie announced that it entered into a definitive transaction agreement under which AbbVie will acquire Allergan plc (AGN). Allergan is a global pharmaceutical leader focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world. Allergan markets a portfolio of brands and products primarily focused on key therapeutic areas including aesthetics, eye care, neuroscience, gastroenterology, and women's health.

Business Performance Highlights

AbbVie has Delivered Robust Financial Results since Inception

                        The measures set forth above were calculated as of December 31, 2019.

*	Net revenues, diluted earnings per share and operating margin are adjusted to exclude certain specified items and are non-GAAP measures, which are reconciled in Appendix B.

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PROXY STATEMENT SUMMARY

              AbbVie has delivered a strong compound annual growth rate (CAGR) since inception on adjusted net revenues and adjusted diluted earnings per share (EPS), placing AbbVie in the top quartile of its Health Care Peer Group. Additionally, AbbVie is committed to a robust return of capital to stockholders with an increase of 195% in its quarterly dividend since 2013 as part of a balanced and disciplined capital allocation program. AbbVie's total stockholder return (TSR) since inception of 240.2% also places AbbVie at the top of its Health Care Peer Group, and more than 78 percentage points above the Standard & Poor's 500 Index and more than 124 percentage points above the NYSE Arca Pharmaceutical Index over the same time period.

AbbVie has Significantly Grown Revenue and EPS Since 2013

*	Net revenues and diluted earnings per share are adjusted for specified items, including the impact of intangible asset amortization, and are non-GAAP measures, which are reconciled in Appendix B.
**	Year-over-year growth in adjusted net revenues and EPS from 2018-2019 despite significant biosimilar competition for HUMIRA outside the United States.

AbbVie has Demonstrated an Outstanding Track Record, Consistently Delivering Top-Tier Financial Results

  (1)
  AbbVie's peer group above includes: Amgen, Inc., Bristol-Myers Squibb Company, Eli Lilly and Company, Gilead Sciences, Inc., GlaxoSmithKline plc, Johnson & Johnson, Merck & Company, Inc., Novartis AG and Pfizer Inc.

2020 Proxy Statement   |     3

PROXY STATEMENT SUMMARY

AbbVie also Delivered Strong Business Performance in 2019

              AbbVie has built a strong foundation for its business and 2019 was an exceptional year, as evidenced by a number of business highlights:

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  Net Revenues:  AbbVie reported full-year net revenues of $33.3 billion. Adjusted net revenues increased 2.7% over 2018, excluding the impact of foreign exchange. Excluding the unfavorable impact of international HUMIRA net revenues due to biosimilar competition, full year adjusted net revenues grew 9.9% operationally.

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  HUMIRA:  AbbVie delivered global HUMIRA sales of $19.2 billion, a decrease of 3.9% on a reported basis, or a decrease of 2.9% excluding the impact of foreign exchange. HUMIRA'S performance was impacted by direct biosimilar competition in certain international geographies.

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  IMBRUVICA:  Global IMBRUVICA net revenue was $4.7 billion, an increase of 30.2%, driven by market share growth in front-line chronic lymphocytic leukemia and other approved indications.

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  Gross and Operating Margins:  In 2019, AbbVie reported a gross margin of 77.6% on a GAAP basis or 82.4% of net revenues on an adjusted basis. AbbVie's operating margin was 39.0% on a GAAP basis or 47.3% of net revenues on an adjusted basis. The adjusted operating margin reflects an improvement of 270 basis points versus 2018.

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  Earnings Per Share:  AbbVie reported full-year diluted EPS of $5.28 on a GAAP basis and adjusted diluted EPS of $8.94, up 13.0%. For 2020, AbbVie provided a diluted EPS guidance range of $7.66 to $7.76 on a GAAP basis and $9.61 to $9.71 on an adjusted basis. The midpoint of the adjusted guidance represents growth of 8.1% over 2019, reflecting strong operating dynamics in the underlying business.

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  Regulatory Milestones:  AbbVie also achieved a number of regulatory milestones in markets worldwide for several key products, including regulatory approvals for SKYRIZI for the treatment of moderate to severe plaque psoriasis in adults who are candidates for systemic therapy or phototherapy, RINVOQ for the treatment of adults with moderately to severely active rheumatoid arthritis who have had an inadequate response or intolerance to methotrexate; IMBRUVICA in combination with GAZYVA (obinutuzumab) for adult patients with previously untreated chronic lymphocytic leukemia (CLL)/small lymphocytic lymphoma (SLL); and VENCLEXTA in combination with GAZYVA for adult patients with previously untreated CLL/SLL. AbbVie also submitted regulatory applications for ELAGOLIX in uterine fibroids and IMBRUVICA in combination with rituximab for the first-line treatment of younger patients with CLL or SLL.

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  Pipeline Development:  With approximately 30 programs in mid- and late-stage development, AbbVie made significant pipeline advancements in 2019. The company initiated several important Phase 3 programs including studies for upadacitinib in giant cell arteritis and axial spondyloarthritis, risankizumab in psoriatic arthritis, and ABBV-951 in Parkinson's disease. AbbVie also reported positive data from Phase 3 studies in other areas of the pipeline including veliparib in both breast cancer and ovarian cancer and upadacitinib in psoriatic arthritis.

Corporate Governance Highlights

              Our board of directors is committed to strong corporate governance tailored to meet the needs of AbbVie and its stockholders to enhance long-term stockholder value. In connection with our ongoing, proactive engagement with stockholders (as described in greater detail on page 37), AbbVie's board of directors:

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  approved a management proposal to eliminate supermajority voting in this proxy statement (Item 4) to seek stockholder approval to amend the company's Amended and Restated Certificate of Incorporation to provide for a simple majority of shares outstanding for all provisions previously subject to a supermajority

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PROXY STATEMENT SUMMARY

    provision, as described in Item 4 and previously submitted the same supermajority proposal to stockholder vote in 2019 and 2018 as well as a declassification management proposal to a stockholder vote in 2018, 2017, and 2016;

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  approved and implemented in 2016 a proxy access by-law provision to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the company's outstanding common stock continuously for at least 3 years to nominate and include in the company's proxy materials director nominees constituting up to 25% of the board of directors, as further detailed in the company's By-Laws;

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  shared our board skills matrix beginning in 2016, which contains the skills considered by the nominations and governance committee to be the most relevant to the board's oversight role with respect to AbbVie's business and affairs and to drive our culture of innovation and responsibility;

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  incorporated an overview of AbbVie's corporate responsibility approach and initiatives in the proxy statement beginning in 2018; and

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  reviewed detailed feedback from AbbVie's investor engagement program, which reaches out to stockholders holding approximately 45% of the company's outstanding shares to discuss investor priorities, including board oversight of company culture, board and workforce diversity, executive compensation, and corporate responsibility.

              Highlights of our governance practices include:

Governance Practice	For more information

Independent lead director with robust responsibilities is selected by the board	p. 19
All members of the audit, compensation, and nominations and governance committees are independent	p. 18
Ten of AbbVie's eleven directors are independent and regularly meet in executive session	p. 18
Adopted a proxy access By-Law provision for 3%/3 years	p. 79
Policy prohibiting hedging and pledging	p. 46
Robust stock ownership guidelines	p. 45
Disclosure of our corporate political contributions and our trade association dues and oversight process	http://www.abbvie.com/responsibility/transparency-policies/corporate-political-participation.html
Broad clawback authority to recover incentive plan awards	p. 46
For inclusion on the board, the nominations and governance committee considers diversity of ethnicity, gender, and geography	p. 21
Related person transaction policy to ensure appropriate oversight	p. 77
We do not have a stockholder rights plan or "poison pill"	Certificate of Incorporation and By-Laws
Our directors are elected by a majority vote of our stockholders for uncontested elections and we have a resignation policy if the director fails to receive a majority of the votes cast	p. 12
We hold an annual say-on-pay advisory vote on executive compensation	p. 67
Our governance guidelines restrict the number of boards our directors may serve on to prevent overboarding	Corporate Governance Guidelines
Annual board and committee self-assessments and annual succession planning	Corporate Governance Guidelines
We are guided by strong ethics programs and supplier guidelines	http://www.abbvie.com/responsibility/home.html

2020 Proxy Statement   |     5

PROXY STATEMENT SUMMARY

Corporate Responsibility 2019 Highlights

              At AbbVie, we strive to make a remarkable impact on patients and drive sustainable growth by discovering and delivering a consistent stream of innovative medicines that address serious health problems. In order to drive the long-term sustainability of our business we will continue to make responsible pricing decisions for these medicines, and this is reflected in our long-range plan. Our growth is primarily driven by reaching more patients with innovative new medicines, not increases in price.

              In 2019, we launched our company Principles, which anchor our culture and what we believe in. Aligned to our Principles, our corporate responsibility priorities guide the ways we advance our business strategy. Key highlights for the year on these corporate responsibility priorities include:

Attracting and retaining a diverse and inclusive workforce:

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  In 2019, we implemented our new global Equality, Diversity and Inclusion strategy across the organization. This includes a five-year roadmap that defines key global focus areas, objectives and associated initiatives, and implementation plans by function and geography. Our senior leaders have taken formal 2020 goals aligned with executing this strategy.

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  We continued to advance equality and diversity across the organization. At the end of 2019, women represented 48% of our management positions globally. In the United States, 32% of our workforce was comprised of historically underrepresented populations. Both proportions increased since last year. Our annual U.S. compensation assessment found our pay practices to be equitable across genders and ethnicities.

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  An important part of our strategy is to instill an inclusive mindset in all leaders and employees, so we can realize the full value of our diverse workforce. This year we launched a new toolkit for people who manage others, to reinforce the importance of equality, diversity and inclusion to our business, educate leaders on inclusive recruiting practices and modeling inclusive behavior, and encourage participation in our inclusive culture learning opportunities.

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  Our Employee Resource Groups (ERGs) also help us nurture an inclusive culture, by building community, hosting awareness events and providing leadership and career opportunities. In 2019 we created a seventh ERG, Ability at AbbVie, to address the needs and concerns of individuals with disabilities and their caregivers.

Delivering innovative medicines that offer significant health benefit:

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  In 2019, AbbVie achieved nine new product or indication approvals or expansions. These included treatments for rheumatoid arthritis, moderate to severe plaque psoriasis, and previously untreated chronic lymphocytic leukemia.

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  ABBV-4083, an investigational compound that AbbVie is co-developing on a pro-bono basis, had a successful end of phase 1 meeting with the U.S. Food and Drug Administration. A Phase 2 study in patients with river

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PROXY STATEMENT SUMMARY

    blindness will be conducted by our partner, Drugs for Neglected Diseases initiative, with drug product and pro-bono technical support from AbbVie.

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  myAbbVie Assist, our U.S. patient assistance program, is one of the ways we help patients who may be having trouble paying for their AbbVie medicine. In 2019, more than 89,000 patients—up from nearly 81,000 in 2018—received their AbbVie medicines at no cost through myAbbVie Assist. Broader eligibility criteria and a new awareness campaign supported the expansion of the program.

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  AbbVie is committed to working toward the World Health Organization's 2030 hepatitis C virus (HCV) elimination goal. We support HCV micro-elimination projects around the world. In 2019, AbbVie partnered with the Washington State Health Care Authority with the shared goal of eliminating HCV in the entire state. The partnership is a modified subscription-type plan for our pan-genotypic medicine, with additional support from AbbVie that will help the state control costs while also increasing the potential to care for HCV patients.

Advancing our environmental sustainability priorities:

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  2019 marked the inaugural year for a new environmental sustainability strategy focused on reducing our environmental footprint, growing sustainably and inspiring, educating and engaging our workforce to steward sustainability within and beyond AbbVie. On Earth Day, we launched an employee sustainability awareness campaign called "Sustainable Steps Today. Healthy, Bright Tomorrows," to encourage sustainable behavior at work and home.

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  We launched the SPARK Innovation Accelerator, an incubator for employee-driven AbbVie sustainability proposals. In its first year, the accelerator received over 100 proposals and selected 10 new environmental sustainability projects to support.

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  We continued to make progress against our 2025 environmental targets.

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    Since 2015 we have reduced our absolute carbon dioxide emissions (scope 1 and 2) by more than 16%, over halfway to our 2025 target of 25%.

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    We increased the percentage of purchased electricity that is from renewable sources to more than 24%, up from 9% in 2016 and almost halfway to our 2025 target of 50%.

Stewarding our ethical business:

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  As part of our longstanding commitment to acting with integrity, we recently launched a Leading with Integrity communication campaign. People who manage others set the day-to-day expectations for our employees and provide the most visible example of our culture. The campaign is our latest step in driving a culture of integrity, which is essential to strong business performance because it supports high levels of

2020 Proxy Statement   |     7

PROXY STATEMENT SUMMARY

    quality, compliance and safety, builds trust and underpins strong partnerships. The program reinforces the ways each manager can support integrity:

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      honoring our Principles and our Code of Business Conduct,

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      modeling and explaining good decision-making,

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      encouraging questions, discussion and reporting of ethics or compliance concerns,

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      promoting an inclusive environment, and

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      ensuring employee data privacy.

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  All employees received AbbVie's annual training on our Code of Business Conduct, and employees in relevant functions received mandatory training on topics such as anti-corruption and anti-bribery, conflicts of interest, recognizing and reporting safety information, appropriate product promotion, and appropriate interactions with health care providers and patient groups. Our compliance training is continually reviewed and updated as necessary to ensure employees are receiving the most relevant and timely information on these important topics.

Leading the industry in workplace safety:

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  Since our launch as an independent company, AbbVie has been the Dow Jones Sustainability Index (DJSI) leader in occupational health and safety across the biotechnology industry. This reflects our commitment to continuously improving our best-in-class safety programs for the benefit of all of our employees around the globe.

Supporting communities through economic activity, community engagement and philanthropy:

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  Our North America Supplier Diversity Program is designed to integrate small and diverse businesses into our supply chain. We create meaningful opportunities for historically underutilized populations, including minorities, women, military veterans and others, to do business with AbbVie. In 2019, AbbVie was named Corporation of the Year by Diversity Alliance for Science, in recognition of our ongoing commitment to mentorship and development of small and diverse suppliers.

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  In 2018, AbbVie established or enhanced strategic relationships with partners making long-term impacts on community strength by investing an additional $350 million in priority focus areas. In 2019, these partnerships, supported by funding from AbbVie, advanced shared goals in three areas:

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    Helping families of sick children thrive by supporting family-centered care: Our partner Ronald McDonald House Charities completed expansions of 24 Houses, adding more than 162,465 family nights close to hospital care. Additional expansions continue. Family Reach expanded its financial support services to 25 new hospitals in 23 states, serving an additional 2,966 families in immediate need.

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PROXY STATEMENT SUMMARY

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      Strengthening K-12 education in underserved communities: City Year expanded math and literacy support to another 16,000 students in Chicago and provided new curricula and training to more than 85 partner schools nationwide. Communities In Schools launched a new Student Supports Institute and University of Chicago Education Lab developed new pilot programs in nine schools in partnership with the Superintendent of Chicago Public Schools.

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      Supporting disaster relief and resilience in Puerto Rico: With support from AbbVie, Direct Relief repaired and strengthened 14 community health centers and provided 17 mobile medical units to help clinics reach the most remote and vulnerable populations. Nearly 800 emergency packs have been supplied to the Medical Reserve Corps and other healthcare providers to enhance preparedness. New solar power installations support 12 health facilities and 14 community water pumps. Our partner Habitat for Humanity International completed 129 substantial home repairs, trained 194 local workers in OSHA certified building practices and created an island-wide title clearance initiative to address barriers to recovery.

              We also align our commitments to the United Nations' Sustainable Development Goals (SDGs). We focus on Good Health & Well-Being (SDG 3), Quality Education (SDG 4), Gender Equality (SDG 5), Decent Work & Economic Growth (SDG 8), Responsible Production and Consumption (SDG 12), and Climate Action (SDG 13). To further explore our support for the SDGs, please visit globalhealthprogress.org.

              For more information about our corporate responsibility efforts, please visit abbvie.com/responsibility.

Executive Compensation Highlights

              AbbVie's board of directors believes a well-designed compensation program should align executive interests with the drivers of stockholder returns and profitable growth, support achievement of the company's primary business goals, and attract and retain world-class executives whose talents and contributions sustain the growth in long-term stockholder value. Consequently, the compensation committee of the board has designed and implemented an executive compensation program in which a substantial majority of named executive officer (NEO) compensation at AbbVie is performance-based.

              When determining NEO compensation, the committee first considers the median of the competitive marketplace (as derived primarily from the Health Care Peer Group approved by the committee) as an initial benchmark for assessing compensation. The committee then takes into account the company's overall performance against the financial, operating and strategic objectives that were established at the start of the performance period. Finally, specific pay determinations are made for each NEO based on his or her individual performance against goals and contributions to the short- and long-term performance of the company.

2020 Proxy Statement   |     9

PROXY STATEMENT SUMMARY

              Three primary components make up AbbVie's executive pay program: base salary, short-term incentives and long-term incentives. The structure of each component is tailored to serve a specific function and purpose. The following is a summary of the key components of our compensation program.

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Who Can Vote

              Stockholders of record at the close of business on March 13, 2020 will be entitled to notice of and to vote during the Annual Meeting. As of March 13, 2020, AbbVie had 1,476,672,808 outstanding shares of common stock, which are AbbVie's only outstanding voting securities. Each stockholder has one vote per share. Stockholders do not have the right to vote cumulatively in electing directors.

Notice and Access

              In accordance with the Securities and Exchange Commission (SEC) e-proxy rules, AbbVie mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to stockholders in March 2020. The Notice describes the matters to be considered at the Annual Meeting and how stockholders can access the proxy materials online. It also provides instructions on how stockholders can vote their shares. If you received the Notice, you will not receive a printed version of the proxy materials unless you request one. If you would like to receive a printed version of the proxy materials, free of charge, please follow the instructions on the Notice.

Voting by Proxy

              AbbVie's stockholders may vote their shares by telephone, the Internet, or during the Annual Meeting. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting can be found on the Notice, on the website listed in the Notice, and, if you received one, on your proxy card. If you requested a printed version of the proxy card, you may also vote by mail.

Revoking a Proxy

              You may revoke your proxy by voting during the Annual Meeting or, at any time prior to the meeting:

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  by delivering a written notice to the secretary of AbbVie,

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  by delivering an authorized proxy with a later date, or

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  by voting by telephone or the Internet after you have given your proxy.

Discretionary Voting Authority

              Unless otherwise specified in accordance with the instructions on the proxy, the persons named in the proxy will vote the shares of AbbVie common stock covered by proxies they receive to elect the four nominees named in Item 1 on the proxy card. If a nominee becomes unavailable to serve, the shares will be voted for a substitute designated by the board of directors or for fewer than four nominees if, in the judgment of the proxy holders, such action is necessary or desirable.

              Where a stockholder has specified a choice for or against the proposals to be presented at the Annual Meeting or if the stockholder has chosen to abstain, the shares of AbbVie common stock represented by the proxy will be voted (or not voted) as specified. Where no choice has been specified, the proxy will be voted FOR the ratification of Ernst & Young LLP as auditors, FOR the approval of executive compensation, FOR the management proposal to eliminate supermajority voting, and AGAINST each of the stockholder proposals.

2020 Proxy Statement   |     11

INFORMATION ABOUT THE ANNUAL MEETING

              The board of directors is not aware of any other issue that may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Quorum and Vote Required to Approve Each Item on the Proxy

              A majority of the outstanding shares entitled to vote generally in the election of directors, represented in person or by proxy, constitutes a quorum. Directors are elected by stockholders in an uncontested election if a majority of the votes cast are "for" a director's re-election at the Annual Meeting, excluding abstentions and broker non-votes. For other matters, the affirmative vote of a majority of the shares represented, in person or by proxy, at the meeting and entitled to vote on a matter shall be the act of the stockholders with respect to that matter; except for the management proposal to eliminate supermajority voting, which requires the affirmative vote of shares representing not less than eighty percent (80%) of the outstanding shares of capital stock of AbbVie entitled to vote generally in the election of directors pursuant to Article XI of AbbVie's Amended and Restated Certificate of Incorporation.

Effect of Broker Non-Votes and Abstentions

              A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on those matters, although these shares may be considered present and entitled to vote for other purposes. Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters the New York Stock Exchange considers "routine," such as the ratification of the appointment of the auditors. They do not have discretionary authority to vote shares in absence of instructions on "non-routine" matters. The election of directors, the advisory vote on the approval of executive compensation, the management proposal to eliminate supermajority voting, and the stockholder proposals are considered "non-routine" matters. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting. Shares represented by proxies that are present and entitled to vote on a matter but that have elected to abstain from voting on that matter, other than the election of directors, will have the effect of votes against that matter.

Inspectors of Election

              The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify stockholders are independent and are not AbbVie employees.

Cost of Soliciting Proxies

              AbbVie will bear the cost of making solicitations from its stockholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail, telephone, Internet, or in person by directors, officers, or employees of AbbVie and its subsidiaries.

              AbbVie has retained Alliance Advisors LLC to aid in the solicitation of proxies, at an estimated cost of $15,000 plus reimbursement for reasonable out-of-pocket expenses.

AbbVie Savings Plan

              Participants in the AbbVie Savings Plan will receive voting instructions for their shares of AbbVie common stock held in the AbbVie Savings Plan Trust. The Trust is administered by both a trustee and an investment committee. The trustee is The Northern Trust Company. The members of the investment committee are William H.S. Preece, Scott T. Reents and Michael J. Thomas, employees of AbbVie. The voting power with respect to the shares is held by and shared between the investment committee and the participants. The investment committee must solicit voting instructions from the participants and follow the voting instructions it receives. The investment committee may use its own discretion with respect to those shares of AbbVie common stock for which no voting instructions are received.

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              The board of directors consists of three classes currently comprised of three directors in Class I, four directors in Class II, and four directors in Class III. Directors of one class are elected each year for a term of three years. The Class II directors are presented for re-election to hold office until the expiration of their term at the 2023 annual meeting of stockholders and until their successors are elected and qualified or until their earlier death or resignation.

              Directors are elected by stockholders if a majority of the votes cast are "for" a director's re-election at the Annual Meeting, excluding abstentions and broker non-votes. For more information on the director majority vote standard, see AbbVie's By-Laws as listed as an exhibit to AbbVie's 2019 Annual Report on Form 10-K. All of the nominees are currently serving as directors.

Class II—Directors Whose Terms Expire in 2020

Committees: Nominations & Governance Public Policy Director since: 2013 Age: 69
 Robert J. Alpern, M.D.

Ensign Professor of Medicine, Professor of Internal Medicine, and Former Dean of Yale School of Medicine
Dr. Alpern has served as the Ensign Professor of Medicine and Professor of Internal Medicine at Yale School of Medicine since June 2004. He served as Dean of Yale School of Medicine from June 2004 to January 2020. From July 1998 to May 2004, Dr. Alpern was the Dean of The University of Texas Southwestern Medical Center. Dr. Alpern served on the board of Yale-New Haven Hospital from October 2005 to January 2020. Dr. Alpern also serves as a director of Abbott Laboratories and Tricida, Inc.

Key Contributions to the Board: Through his position as Ensign Professor of Medicine, Professor of Internal Medicine, as well as his previous service as Dean of Yale School of Medicine, Dean of The University of Texas Southwestern Medical Center, and on the board of Yale-New Haven Hospital, Dr. Alpern contributes valuable insights to the board through his medical and scientific expertise and his knowledge of the health care environment and the scientific nature of AbbVie's key research and development initiatives.

Committees: Compensation Public Policy Director since: 2013 Age: 74
 Edward M. Liddy

Retired Chairman & CEO, The Allstate Corporation
Mr. Liddy served as a partner in the private equity investment firm Clayton, Dubilier & Rice, LLC from January 2010 to December 2015. At the request of the Secretary of the U.S. Department of the Treasury, Mr. Liddy served as interim chairman and chief executive officer of American International Group, Inc. (AIG), a global insurance and financial services holding company, from September 2008 to August 2009. From January 1999 to April 2008, Mr. Liddy served as chairman of the board of The Allstate Corporation (insurance). He served as chief executive officer of Allstate from January 1999 to December 2006, president from January 1995 to May 2005, and chief operating officer from August 1994 to January 1999. Mr. Liddy currently serves on the board of directors of Abbott Laboratories, 3M Company, and The Boeing Company. Mr. Liddy has reached the mandatory retirement age for directors at both Boeing and 3M and will not stand for re-election at either company's 2020 annual meeting.

Key Contributions to the Board: Mr. Liddy's executive leadership at Allstate and AIG and his board service at several Fortune 100 companies enable him to provide our board with valuable insights on corporate strategy, risk management, corporate governance and other issues facing large, global enterprises. Additionally, as a former chief financial officer, audit committee chair at Goldman Sachs and 3M, and a private equity firm partner, Mr. Liddy provides our board with significant knowledge and understanding of corporate finance, capital markets, financial reporting and accounting matters.

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INFORMATION CONCERNING DIRECTOR NOMINEES

Committees: Audit Public Policy Director since: 2017 Age: 62

 Melody B. Meyer

Retired President, Chevron Asia Pacific Exploration and Production
Ms. Meyer is president of Melody Meyer Energy, LLC, a private consulting firm, a position she has held since June 2016. From March 2011 to April 2016, Ms. Meyer served as the president of Chevron Asia Pacific Exploration and Production Company. She previously served as president of Chevron Energy Technology Company from 2008 to 2011, in addition to various other roles over her thirty-seven year career at Chevron. Ms. Meyer is also a director at BP p.I.c. and National Oilwell Varco, Inc.

Key Contributions to the Board: As a result of her tenure at Chevron, Ms. Meyer has acquired operational, management, strategic planning, and financial expertise with extensive global experience and provides an informed perspective to the board on financial and operational matters faced by a complex international company.

Committees: Audit Compensation Director since: 2013 Age: 66

 Frederick H. Waddell

Former Chairman of the Board and Chief Executive Officer of Northern Trust Corporation and The Northern Trust Company
Mr. Waddell served as chairman of the board of Northern Trust Corporation and The Northern Trust Company from November 2009 until his retirement in January 2019. He previously served as chief executive officer from 2008 through 2017, as president from 2006 to 2011 and again from October to December 2016, and chief operating officer from 2006 to 2008. Mr. Waddell is also a director of International Business Machines Corporation.

Key Contributions to the Board: As former chairman and chief executive officer of Northern Trust Corporation and The Northern Trust Company, Mr. Waddell contributes broad financial services experience with a strong record of leadership in a highly regulated industry.

Class III—Directors Whose Terms Expire in 2021

Committees: Audit Compensation Director since: 2013 Age: 59

 Roxanne S. Austin

President, Austin Investment Advisors
Ms. Austin is president of Austin Investment Advisors, a private investment and consulting firm, and chairs the U.S. Mid-market Investment Advisory Committee of EQT Partners. Previously, Ms. Austin also served as the president and chief executive officer of Move Networks, Inc., a provider of Internet television services. Ms. Austin served as president and chief operating officer of DIRECTV, Inc. Ms. Austin also served as executive vice president and chief financial officer of Hughes Electronics Corporation and as a partner of Deloitte & Touche LLP. Ms. Austin is also a director of Abbott Laboratories, Crowdstrike, Inc., Target Corporation, and Teledyne Technologies, Inc. Ms. Austin has informed Target she will not stand for re-election when her current term concludes in June 2020. Ms. Austin also served as a director of Telefonaktiebolaget LM Ericsson from 2008 to 2016.

Key Contributions to the Board: Through her extensive management and operating roles, including her financial roles, Ms. Austin contributes significant oversight and leadership experience to the board, including financial expertise and knowledge of financial statements, corporate finance and accounting matters.

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INFORMATION CONCERNING DIRECTOR NOMINEES

Director since: 2013 Age: 66

 Richard A. Gonzalez

Chairman of the Board and Chief Executive Officer, AbbVie Inc.
Mr. Gonzalez is the chairman and chief executive officer of AbbVie. He served as Abbott's executive vice president of the pharmaceutical products group from July 2010 to December 2012, and was responsible for Abbott's worldwide pharmaceutical business, including commercial operations, research and development, and manufacturing. He also served as president, Abbott Ventures Inc., Abbott's medical technology investment arm, from 2009 to 2011. Mr. Gonzalez joined Abbott in 1977 and held various management positions before briefly retiring in 2007, including: Abbott's president and chief operating officer; president, chief operating officer of Abbott's Medical Products Group; senior vice president and president of Abbott's former Hospital Products Division; vice president and president of Abbott's Health Systems Division; and divisional vice president and general manager for Abbott's Diagnostics Operations in the United States and Canada.

Key Contributions to the Board: As a result of his service as Abbott's executive vice president, Pharmaceutical Products Group, his previous service as Abbott's president and chief operating officer and his more than 30-year career at Abbott, Mr. Gonzalez has developed valuable business, management and leadership experience, as well as extensive knowledge of AbbVie and its global operations. Mr. Gonzalez's experience and knowledge enable him to contribute to AbbVie's board key insights into strategic, management, and operational matters.

Committees: Nominations & Governance Public Policy Director since: 2018 Age: 67

 Rebecca B. Roberts

Retired President of Chevron Pipe Line Company
Ms. Roberts served as president of Chevron Pipe Line Company from 2006 until her retirement in 2011. She previously served as the president of Chevron Global Power Generation from 2003 to 2006, in addition to various technical and management positions during her thirty-six year career with Chevron. Ms. Roberts began her career as a chemist and research scientist. Ms. Roberts currently serves on the board of directors at Black Hills Corporation and MSA Safety Incorporated. Ms. Roberts served as a director of Enbridge, Inc. from 2015 to 2018.

Key Contributions to the Board: Ms. Roberts brings management, operational, safety, and strategy development expertise with a scientific background and extensive global experience at Chevron. She provides an informed perspective to the board on regulatory and operational matters faced by a complex international company.

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INFORMATION CONCERNING DIRECTOR NOMINEES

Committees: Audit Compensation Nominations & Governance Public Policy Lead Independent Director Director since: 2013 Age: 71
 Glenn F. Tilton

Retired Chairman and Chief Executive Officer of the UAL Corporation
Mr. Tilton was chairman of the Midwest for JPMorgan Chase & Co. from 2011 until his retirement in 2014. From October 2010 to December 2012, Mr. Tilton also served as the non-executive chairman of the board of United Continental Holdings, Inc. From September 2002 to October 2010, he served as chairman, president and chief executive officer of UAL Corporation, and chairman and chief executive officer of United Air Lines, Inc., its wholly owned subsidiary. Prior to becoming the vice chairman of Chevron Texaco following the merger of Texaco Inc. and Chevron Corp., Mr. Tilton enjoyed a 30-year multi-disciplinary career with Texaco Inc., culminating in his election as chairman and chief executive officer. Mr. Tilton is also a director of Abbott Laboratories and Phillips 66. Mr. Tilton also served on the board of directors of Lincoln National Corporation from 2002 to 2007, of TXU Corporation from 2005 to 2007, of Corning Incorporated from 2010 to 2012, and of United Continental Holdings, Inc. from 2010 to 2012.

Key Contributions to the Board: As chairman of the Midwest for JPMorgan Chase & Co. and having previously served as non-executive chairman of the board of United Continental Holdings, Inc., and chairman, president, and chief executive officer of UAL Corporation and United Air Lines, vice chairman of Chevron Texaco and as interim chairman of Dynegy, Inc., Mr. Tilton acquired strong management experience overseeing complex multinational businesses operating in highly regulated industries, as well as expertise in finance and capital markets matters. His experience as non-executive chairman of the board of United Continental Holdings, Inc. also enhances his contributions as AbbVie's lead independent director.

Class I—Directors Whose Terms Expire in 2022

Committees: Audit Nominations & Governance Director since: 2013 Age: 68

 William H.L. Burnside

Retired Senior Vice President and Director at The Boston Consulting Group
Mr. Burnside is a retired senior vice president and director at The Boston Consulting Group (BCG), where he currently serves as an advisor. Prior to becoming managing partner of BCG's Los Angeles office in 1987, he worked in BCG's London and Chicago offices, servicing clients in telecommunications, media, defense, financial services, and manufacturing.

Key Contributions to the Board: Through his experience with The Boston Consulting Group, Mr. Burnside contributes knowledge and understanding of corporate finance and capital markets matters to the board, as well as global and domestic strategic advisory experience across a broad base of industries.

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INFORMATION CONCERNING DIRECTOR NOMINEES

Committees: Nominations & Governance Public Policy Director since: 2016 Age: 50

 Brett J. Hart

Executive Vice President and Chief Administrative Officer, United Airlines Holdings, Inc.
Mr. Hart is the executive vice president and chief administrative officer of United Airlines Holdings, Inc. (UAL) and United Airlines, Inc. He served as executive vice president, chief administrative officer and general counsel between May 2017 and March 2019 and as executive vice president and general counsel between February 2012 and May 2017. Mr. Hart also served as acting chief executive officer of UAL and United Airlines, Inc. from October 2015 to March 2016. From December 2010 to February 2012, he served as senior vice president, general counsel and secretary of UAL, United and Continental. From June 2009 to December 2010, Mr. Hart served as executive vice president, general counsel and corporate secretary at Sara Lee Corporation.

Key Contributions to the Board: As an executive vice president and general counsel for two large public companies with international operations and having served as an acting CEO, Mr. Hart contributes operational and strategic acumen with expertise in risk management, legal strategic matters, government and regulatory affairs, customer and external facing matters, corporate governance, and compliance.

Committees: Audit Nominations & Governance Director since: 2013 Age: 62

 Edward J. Rapp

Retired Group President for Resource Industries of Caterpillar Inc.
Mr. Rapp served as the Caterpillar Inc. group president for resource industries from 2014 until his retirement in mid-2016. He previously served at Caterpillar as group president based in Singapore in 2013 and 2014 and as the chief financial officer from 2010 to 2013, and he was named a group president in 2007. He is currently a member of the University of Missouri College of Business Advisory Board. Mr. Rapp previously served as a director of FM Global.

Key Contributions to the Board: As a result of his tenure as group president and chief financial officer at Caterpillar Inc., Mr. Rapp has acquired management, operational, and financial expertise with extensive global experience and provides the board with an informed perspective on financial and operational matters faced by a complex international company.

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The Board of Directors

              The board of directors held eleven meetings in 2019. The average attendance of all incumbent directors at board and committee meetings in 2019 was ninety-nine percent, and each director attended at least seventy-five percent of the total number of board meetings and meetings of the committees of which he or she served. AbbVie encourages its board members to attend the annual stockholder meeting. All of AbbVie's directors attended the 2019 annual stockholder meeting.

              The board has determined that each of the following individuals is independent in accordance with the New York Stock Exchange (NYSE) listing standards: Dr. Alpern, Ms. Austin, Mr. Burnside, Mr. Hart, Mr. Liddy, Ms. Meyer, Mr. Rapp, Ms. Roberts, Mr. Tilton, and Mr. Waddell. To determine independence, the board applied the AbbVie Inc. director independence guidelines. The board also considered whether a director has any other material relationships with AbbVie or its subsidiaries and concluded that none of these directors had a relationship that impaired the director's independence. This included consideration of the fact that some of the directors are officers or serve on boards of companies or entities to which AbbVie sold products or made contributions or from which AbbVie purchased products and services during the year. This also included consideration of the fact that some of the directors serve on the board of Abbott Laboratories (Abbott), AbbVie's former parent. In making its determination, the board relied on both information provided by the directors and information developed internally by AbbVie.

              The board has risk oversight responsibility for AbbVie and administers this responsibility both directly and with assistance from its committees. The board reviews enterprise risks and discusses them with our senior management on a regular basis. AbbVie's risk management program focuses on issues relevant to AbbVie's business, reputation, and strategy, including but not limited to pipeline advancement, healthcare industry dynamics such as pricing and patient access, manufacturing, regulatory and compliance matters, and others. For more details about committee responsibilities and oversight, please see the committee discussion on pages 21-23.

              The board also oversees AbbVie's culture, employee engagement, and overall management of human capital. This oversight ensures that AbbVie is attracting, developing, and retaining best-in-class employees dedicated to making a remarkable impact on patients' lives around the world.

              The board has determined that the current leadership structure, in which the offices of chairman of the board and chief executive officer are held by one individual with a board appointed lead independent director, ensures the appropriate level of oversight, independence, and responsibility is applied to all board decisions, including risk oversight, and is in the best interests of AbbVie and its stockholders. The lead independent director is chosen by and from the independent members of the board of directors.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

              The lead independent director responsibilities include:

1.	reviews and guides agenda items for board meetings;
2.	leads the CEO succession planning process;
3.	facilitates communication with the board and presides over regularly conducted executive sessions of the independent directors or sessions where the chairman of the board is not present;
4.	reviews and approves matters, such as schedule sufficiency, and, where appropriate, information provided to other board members;
5.	serves as the liaison between the chairman of the board and the independent directors;
6.	has the authority to call meetings of the independent directors;
7.	leads the board's evaluation of the CEO;
8.	leads the annual board and committee evaluation process, including discussing evaluations with each director individually;
9.	encourages effective director participation by fostering an environment of open dialogue and constructive feedback among independent directors;
10.	involved in selection and interviewing of new board members;
11.	if requested by major stockholders, ensures that he or she is available for consultation and direct communication as needed;
12.	if required, represents independent board members externally; and
13.	performs such other duties as the board may determine from time to time.

              All directors are encouraged to, and in fact do, consult with the chairman on each of the above topics, as well. The lead director, and each of the other directors, communicates regularly with the chairman of the board and chief executive officer regarding appropriate agenda topics and other board related matters.

              AbbVie directors have backgrounds that when combined provide a portfolio of experience and knowledge that serve AbbVie's governance and strategic needs. Director nominees are considered based on a range of criteria including broad-based business knowledge and relationships, prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship, and ability to commit sufficient time and attention to the activities of the board. They must have demonstrated experience and ability that is relevant to the board's oversight role with respect to AbbVie's business and affairs. They must also be able and willing to represent the stockholders' economic interests and satisfy their fiduciary duties to stockholders without conflicts of interest. For more details on director qualifications, please see Exhibit A to AbbVie's Governance Guidelines.

              Each year, the board and its committees conduct detailed self-evaluations covering topics such as board and committee leadership structure, composition and effectiveness, quality of board and committee materials and discussions, priority agenda items, schedule sufficiency, and board processes. To ensure candid feedback, the evaluations are anonymous. The full board, led by the lead independent director, discusses the evaluation reports to determine what, if any, actions or improvements should be undertaken in the near-term and long-term. The board, committee, and CEO evaluations are discussed in executive session to allow for additional candid discussion.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

              Each director's biography includes the particular experience and qualifications that led the board to conclude that the director should serve on the board. The directors' biographies are in the section of this proxy statement captioned "Information Concerning Director Nominees."

              The following table highlights our directors' skills and experience. The skills identified below are considered by the nominations and governance committee to be the most relevant to the board's oversight role with respect to AbbVie's business and affairs and to drive our culture of innovation and responsibility. The specific importance of each skill also is noted.

              Such skills include, among others:

  •
  Healthcare Industry—Relevant to an industry understanding and review of our business and strategy for continued innovation.

  •
  Leadership—For a board that can successfully advise and oversee the company's business performance and represent stockholders' interests.

  •
  Global Business and Strategy—For oversight of a complex global organization like AbbVie to successfully advise and oversee the strategic development and direction of the company.

  •
  Corporate Governance and Public Company Board—Ensuring directors have background and knowledge to perform oversight and governance roles.

  •
  Finance or Accounting—Enabling our directors to analyze our financial statements, oversee our capital structure, and consider financial transactions.

  •
  Government Relations and Regulatory—For an understanding of the complex regulatory and governmental environment in which our business operates.

Director Skills, Knowledge and Experience Matrix

	Healthcare Industry	Leadership	Global Business and Strategy	Corporate Governance and Public Company Board	Finance or Accounting	Government Relations and Regulatory

Dr. Alpern	✓	✓	✓	✓		✓
Ms. Austin	✓	✓	✓	✓	✓	✓
Mr. Gonzalez	✓	✓	✓	✓	✓	✓
Mr. Burnside		✓	✓	✓	✓	✓
Mr. Hart		✓	✓	✓		✓
Mr. Liddy	✓	✓	✓	✓	✓	✓
Ms. Meyer		✓	✓		✓	✓
Mr. Rapp		✓	✓	✓	✓	✓
Ms. Roberts		✓	✓	✓		✓
Mr. Tilton	✓	✓	✓	✓	✓	✓
Mr. Waddell		✓	✓	✓	✓	✓

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Diversity

              AbbVie is committed to diversity in its workforce and on its board of directors. In the process of identifying nominees to serve as a member of the board of directors, the nominations and governance committee considers the board's diversity of ethnicity, gender, age, and geography and assesses the effectiveness of the process in achieving that diversity. More details about our workforce diversity are available in the "Corporate Responsibility Highlights" section of this proxy statement.

Committees of the Board of Directors

              The board of directors has five committees established in AbbVie's By-Laws: the audit committee, compensation committee, nominations and governance committee, public policy committee, and executive committee. Each of the members of the audit committee, compensation committee, and nominations and governance committee is independent. Mr. Tilton serves as AbbVie's lead independent director.

	Audit Committee	Compensation Committee	Nominations and Governance Committee	Public Policy Committee

R. Alpern
R. Austin
W. Burnside
B. Hart
E. Liddy
M. Meyer
E. Rapp
R. Roberts
G. Tilton
F. Waddell
Number of meetings	6	4	4	4

Lead Director	Chairperson	Member	Financial Expert

Audit Committee

              The audit committee is governed by a written charter. The charter sets forth the purposes of the audit committee, identifies qualifications required for the audit committee members, and describes the committee's authority and responsibilities. The audit committee assists the board of directors in fulfilling its oversight responsibility with respect to AbbVie's accounting and financial reporting practices and the audit process, the quality and integrity of AbbVie's financial statements, including a review of significant accounting policies, the independent auditors' qualifications, independence, and performance, the performance of AbbVie's internal audit function and internal auditors, certain areas of legal and regulatory compliance, and enterprise risk management. Each of the members of the audit committee is

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

financially literate, as required of audit committee members by the NYSE, and the independence requirements set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The board of directors has determined that Ms. Austin, the committee's chairperson, is an "audit committee financial expert."

Compensation Committee

              The compensation committee is governed by a written charter. This committee assists the board of directors in carrying out the board's responsibilities relating to the compensation of AbbVie's executive officers and directors. The compensation committee annually reviews the compensation paid to the directors and gives its recommendations to the full board regarding both the amount of director compensation that should be paid and the allocation of that compensation between equity-based awards and cash. In recommending director compensation, the compensation committee takes into account director fees paid by companies in AbbVie's Health Care Peer Group and reviews any arrangement that could be viewed as indirect director compensation. The processes and procedures used for the consideration and determination of executive compensation are described in the "Compensation Discussion and Analysis" section of this proxy statement. The committee also reviews, approves, and administers the incentive compensation plans in which the AbbVie executive officers participate and all of AbbVie's equity-based plans. It may delegate the responsibility to administer and make grants under these plans to management, except to the extent that such delegation would be inconsistent with applicable law or regulations or with the listing rules of the New York Stock Exchange. The compensation committee has the sole authority, under its charter, to select, retain and/or terminate independent advisors who may assist the committee in carrying out its responsibilities. The compensation committee reviews and discusses with management and its independent compensation advisor potential risks associated with AbbVie's compensation policies and practices as discussed in the "Compensation Risk Assessment" section of this proxy statement. Each member of the committee qualifies as a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act and as an "outside director" for purposes of Internal Revenue Code Section 162(m).

              The committee has engaged Compensation Advisory Partners (CAP) as its independent compensation consultant. The independent compensation consultant provides counsel and advice to the committee on executive and non-employee director compensation matters. CAP, and its principal, report directly to the chair of the committee. The principal meets regularly, and as needed, with the committee in executive sessions, and has direct access to the committee chair during and between meetings. The committee determines what variables it will instruct CAP to consider, including: peer groups against which performance and pay should be examined, metrics to be used in incentive plans to assess AbbVie's performance, competitive short- and long-term incentive practices in the marketplace, and compensation levels relative to market benchmarks. The committee negotiates and approves all fees paid to CAP for these services. AbbVie did not engage CAP to perform any other services during 2019.

              Based on an assessment of internally developed information and information provided by CAP, the committee has determined that its independent compensation advisor does not have a conflict of interest. A copy of the compensation committee report is included in the "Compensation Committee Report" section of this proxy statement.

Nominations and Governance Committee

              The nominations and governance committee is governed by a written charter. This committee assists the board of directors in identifying individuals qualified to become board members and recommends to the board the nominees for election as directors at the next annual meeting of stockholders, recommends to the board the persons to be elected as executive officers of AbbVie, recommends to the board the corporate governance guidelines applicable to AbbVie, oversees the evaluation of the board and management, and serves in an advisory capacity to the board and the chairman of the board on matters of organization, management succession plans, major changes in the organizational structure of AbbVie, and the conduct of board activities. The process used by this committee to identify a nominee to serve as a member of the board of directors depends on the qualities being sought, as described on pages 20-21. From time to time, AbbVie engages an executive search firm to assist the committee in identifying individuals qualified to be board members.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

Public Policy Committee

              The public policy committee is governed by a written charter. This committee assists the board of directors in fulfilling its oversight responsibility with respect to AbbVie's public policy, certain areas of legal and regulatory compliance, governmental affairs, healthcare compliance, and social responsibility and environmental matters that affect or could affect AbbVie. Other topics within the committee's purview include but are not limited to ethics and compliance matters, government and regulatory trends relevant to AbbVie's business, political contributions, and corporate philanthropy.

Executive Committee

              The executive committee members are Mr. Gonzalez, chair, Ms. Austin, Mr. Hart, Mr. Liddy, Mr. Rapp, and Mr. Tilton. This committee may exercise all of the authority of the board in the management of AbbVie, except for matters expressly reserved by law for board action.

Communicating with the Board of Directors

              Stockholders and other interested parties may communicate with the board of directors by writing a letter to the chairman of the board, to the lead director, or to the independent directors c/o AbbVie Inc., 1 North Waukegan Road, AP34, North Chicago, Illinois 60064, Attention: corporate secretary. The corporate secretary regularly forwards to the addressee all letters other than mass mailings, advertisements, and other materials not relevant to AbbVie's business. In addition, directors regularly receive a log of all correspondence received by the company that is addressed to a member of the board and may request any correspondence on that log.

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              AbbVie employees are not compensated for serving on the board or board committees. AbbVie's non-employee directors are compensated for their service under the AbbVie Non-Employee Directors' Fee Plan and the AbbVie 2013 Incentive Stock Program. As described in "Committees of the Board of Directors—Compensation Committee," director compensation is reviewed annually by the compensation committee with the independent compensation consultant, including a review of director compensation against AbbVie's Health Care Peer Group, and a recommendation is then provided to the full board.

              The following table sets forth the non-employee directors' 2019 compensation.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Unit Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

R. Alpern	$110,000	$189,952	$0	$50,143	$25,000	$375,095
R. Austin	135,000	189,952	0	0	8,475	333,427
W. Burnside	116,000	189,952	0	0	27,755	333,707
B. Hart	121,667	189,952	0	0	25,000	336,619
E. Liddy	130,000	189,952	0	0	0	319,952
M. Meyer	116,000	189,952	0	0	25,000	330,952
E. Rapp	136,000	189,952	0	0	26,077	352,029
R. Roberts	110,000	189,952	0	0	24,800	324,752
G. Tilton	169,750	189,952	0	0	28,043	387,745
F. Waddell	116,000	189,952	0	0	25,000	330,952

(1)
Under the Non-Employee Directors' Fee Plan as in effect during 2019, non-employee directors earned $110,000 per year for service as a director and $20,000 per year for service as a chair of a board committee, other than the chair of the audit committee. The chair of the audit committee received $25,000 per year for service as chair of that committee and the other members of the audit committee received $500 for each month of service as a committee member. During 2019, the lead director retainer was increased from $25,000 per year to $50,000 per year in connection to additional responsibilities for the role identified at the 2019 annual meeting of stockholders. The non-employee director and committee fees are earned monthly for each calendar month or portion thereof that the director holds the position, excluding the month in which the director is first elected to the position.

Fees earned under the AbbVie Non-Employee Directors' Fee Plan are, at the director's election, paid in cash, delivered in the form of vested non-qualified stock options (based on an independent appraisal of their fair value), deferred until retirement (as an unfunded AbbVie obligation), or paid currently into an individual grantor trust established by an eligible director. The distribution of deferred fees and amounts held in a director's grantor trust generally commences at the later of when the director reaches age 65 or upon retirement from the board of directors. Fees deposited in a trust may be credited to a stock equivalent account that earns the same return as if the fees were invested in AbbVie stock or to a guaranteed interest account. If necessary, AbbVie contributes funds

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DIRECTOR COMPENSATION

  to a director's trust so that as of year-end the stock equivalent account balance (net of taxes) is not less than seventy-five percent of the market value of the related AbbVie common stock at year end.

(2)
The amounts in this column represent the aggregate grant date fair value of the restricted stock unit awards granted during 2019, determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. AbbVie determines the grant date fair value of the awards by multiplying the number of units granted by the average of the high and low market prices of one share of AbbVie common stock on the award grant date.

In addition to the fees described in footnote (1), each non-employee director elected to or serving on the board of directors at the 2019 annual stockholder meeting received under the AbbVie 2013 Incentive Stock Program vested restricted stock units with a target grant date value of $190,000. In 2019, this equated to 2,419 restricted stock units (after rounding the award down to the nearest whole unit), with a reportable value of $189,952. The non-employee directors receive cash payments equal to the dividends paid on the shares covered by the units at the same rate as other stockholders, but do not otherwise have access to the restricted stock units during their board service. Upon termination or retirement from the board, death, or a change in control of the company, a non-employee director will receive one common share for each restricted stock unit outstanding under the Incentive Stock Program.

The following AbbVie restricted stock units were outstanding as of December 31, 2019: R. Alpern, 26,107; R. Austin, 33,770; W. Burnside, 17,548; B. Hart, 10,062; E. Liddy, 21,534; M. Meyer, 7,088; E. Rapp, 17,548; R. Roberts, 4,318; G. Tilton, 29,754; and F. Waddell, 17,548. These numbers include, where applicable, AbbVie restricted stock units issued with respect to Abbott Laboratories restricted stock units outstanding when AbbVie separated from Abbott on January 1, 2013.

(3)
No AbbVie stock options were outstanding as of December 31, 2019.

(4)
The totals in this column include reportable interest credited under the AbbVie Non-Employee Directors' Fee Plan during 2019.

(5)
Charitable contributions made by AbbVie's non-employee directors are eligible for a matching contribution (up to $25,000 annually). For 2019 contributions, the AbbVie Foundation made charitable matching contributions on behalf of the following AbbVie directors: R. Alpern, $25,000; W. Burnside, $25,000; B. Hart, $25,000; M. Meyer, $25,000; E. Rapp, $25,000; R. Roberts, $24,800; G. Tilton, $25,000; and F. Waddell, $25,000. This column also includes reimbursement for certain taxes.

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Securities Ownership of Executive Officers and Directors

              The table below reflects the number of shares of AbbVie common stock beneficially owned as of January 31, 2020, by each director and director nominee, the chief executive officer, the chief financial officer, and the three other most highly paid executive officers (NEOs), and by all directors and executive officers of AbbVie as a group. It also reflects the number of stock equivalent units and restricted stock units held by non-employee directors under the AbbVie Non-Employee Directors' Fee Plan.

Name	Shares Beneficially Owned(1)(2)(3)	Stock Options Exercisable within 60 days of January 31, 2019	Stock Equivalent Units

R. Gonzalez	334,589	770,199	0
R. Alpern	26,107	0	6,933
R. Austin	117,114	0	0
W. Burnside	17,548	0	0
B. Hart	10,062	0	0
E. Liddy	22,669	0	24,692
M. Meyer	7,088	0	0
E. Rapp	30,662	0	16,872
R. Roberts	4,318	0	0
G. Tilton	42,504	0	32,020
F. Waddell	19,548	0	0
R. Michael	10,913	45,086	0
L. Schumacher	164,480	335,175	0
C. Alban	168,319	525,299	0
M. Severino	115,857	423,254	0
All directors and executive officers as a group(4)	1,352,824	3,018,896	80,517

(1)
The table includes shares held in the executive officers' accounts in the AbbVie Savings Plan as follows: all executive officers as a group, 4,586. Each executive officer has shared voting power and sole investment power with respect to the shares held in his or her account.

(2)
The table includes restricted stock units held by the non-employee directors. The directors' units are payable in stock as described in footnote (2) to the Director Compensation table.

(3)
The table includes shared voting and/or investment power over shares as follows: R. Gonzalez, 7,615; G. Tilton, 350; C. Alban, 40,442; and all directors and executive officers as a group, 88,457.

(4)
The directors and executive officers as a group own less than one percent of the outstanding shares of AbbVie.

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Securities Ownership of Principal Stockholders

              The table below reports the number of shares of AbbVie common stock beneficially owned as of December 31, 2019 by Capital Research Global Investors, BlackRock, Inc. and The Vanguard Group (directly or through subsidiaries), respectively, the only persons known to AbbVie to own beneficially more than 5% of AbbVie's outstanding common stock. It is based on information contained in Schedules 13G filed with the Securities and Exchange Commission by The Vanguard Group on February 12, 2020, by BlackRock, Inc. on February 5, 2020 and by Capital Research Global Investors on February 14, 2020. The Vanguard Group reported that it had sole voting power with respect to 2,293,312 shares, shared voting power with respect to 402,994 shares, sole dispositive power with respect to 120,014,023 shares and shared dispositive power with respect to 2,560,697 shares. BlackRock, Inc. reported that it had sole voting power with respect to 83,787,858 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 98,593,810 shares and shared dispositive power with respect to 0 shares. Capital Research Global Investors reported that it had sole voting power with respect to 86,601,345 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 86,602,693 shares and shared dispositive power with respect to 0 shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	122,574,720	8.3%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	98,593,810	6.7%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	86,602,693	5.8%

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Compensation Discussion and Analysis

              This Compensation Discussion and Analysis (CD&A) describes the pay philosophy established for AbbVie's named executive officers (NEOs), the design of our compensation programs, the process used to examine performance in the context of executive pay decisions, and the performance goals and results for each NEO:

Richard A. Gonzalez	Chairman of the Board and Chief Executive Officer
Robert A. Michael	Executive Vice President, Chief Financial Officer
Laura J. Schumacher	Vice Chairman, External Affairs and Chief Legal Officer
Carlos Alban	Vice Chairman, Chief Commercial Officer
Michael E. Severino	Vice Chairman and President

              Although we describe our programs in the context of the NEOs, it is important to note that our programs generally have broad eligibility and therefore in most cases apply to employee populations outside the NEO group as well.

CD&A Table of Contents

              The CD&A is organized as follows:

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I.    Executive Summary

Compensation Philosophy

              At AbbVie, the board of directors and management believe a well-designed compensation program should align executive interests with the drivers of stockholder returns and profitable growth, support achievement of the company's primary business goals to have a remarkable impact on patients' lives, and attract and retain world-class executives whose talents and contributions sustain the growth in long-term stockholder value. The board believes it has implemented a compensation program that appropriately balances short- and long-term strategic objectives and directly links compensation to stockholder value with more than three-fourths of the total direct compensation paid to NEOs tied to performance. The compensation program also supports the board's philosophy of paying fairly and equitably irrespective of gender and ethnicity.

Business Overview

              AbbVie's products are focused on treating conditions such as chronic autoimmune diseases in rheumatology, gastroenterology and dermatology; oncology, including blood cancers; virology, including hepatitis C virus and human immunodeficiency virus; neurological disorders, such as Parkinson's disease; metabolic diseases, including thyroid disease and complications associated with cystic fibrosis; pain associated with endometriosis; as well as other serious health conditions. AbbVie also has a pipeline of promising new medicines in clinical development across such important medical specialties as immunology, oncology and neuroscience, with additional targeted investments in cystic fibrosis and women's health.

              In June 2019, AbbVie announced that it entered into a definitive transaction agreement under which AbbVie will acquire Allergan plc (AGN). Allergan is a global pharmaceutical leader focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world. Allergan markets a portfolio of brands and products primarily focused on key therapeutic areas including aesthetics, eye care, neuroscience, gastroenterology, and women's health.

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EXECUTIVE COMPENSATION

Business Performance Highlights

AbbVie has Delivered Robust Financial Results since Inception

              The measures set forth above were calculated as of December 31, 2019.

*	Net revenues, diluted earnings per share and operating margin are adjusted to exclude certain specified items and are non-GAAP measures, which are reconciled in Appendix B.

              AbbVie has delivered a strong compound annual growth rate (CAGR) since inception on adjusted net revenues and adjusted diluted earnings per share (EPS), placing AbbVie in the top quartile of its Health Care Peer Group. Additionally, AbbVie is committed to a robust return of capital to stockholders with an increase of 195% in its quarterly

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dividend since 2013 as part of a balanced and disciplined capital allocation program. AbbVie's total stockholder return (TSR) since inception of 240.2% also places AbbVie at the top of its Health Care Peer Group, and more than 78 percentage points above the Standard & Poor's 500 Index and more than 124 percentage points above the NYSE Arca Pharmaceutical Index over the same time period.

AbbVie also Delivered Strong Business Performance in 2019

              AbbVie has built a strong foundation for its business and 2019 was an exceptional year, as evidenced by a number of business highlights:

  •
  Net Revenues:  AbbVie reported full-year net revenues of $33.3 billion. Adjusted net revenues increased 2.7% over 2018, excluding the impact of foreign exchange. Excluding the unfavorable impact of international HUMIRA net revenues due to biosimilar competition, full year adjusted net revenues grew 9.9% operationally.

  •
  HUMIRA:  AbbVie delivered global HUMIRA sales of $19.2 billion, a decrease of 3.9% on a reported basis, or a decrease of 2.9% excluding the impact of foreign exchange. HUMIRA'S performance was impacted by direct biosimilar competition in certain international geographies.

  •
  IMBRUVICA:  Global IMBRUVICA net revenue was $4.7 billion, an increase of 30.2%, driven by market share growth in front-line chronic lymphocytic leukemia and other approved indications.

  •
  Gross and Operating Margins:  In 2019, AbbVie reported a gross margin of 77.6% on a GAAP basis or 82.4% of net revenues on an adjusted basis. AbbVie's operating margin was 39.0% on a GAAP basis or 47.3% of net revenues on an adjusted basis. The adjusted operating margin reflects an improvement of 270 basis points versus 2018.

  •
  Earnings Per Share:  AbbVie reported full-year diluted EPS of $5.28 on a GAAP basis and adjusted diluted EPS of $8.94, up 13.0%. For 2020, AbbVie provided a diluted EPS guidance range of $7.66 to $7.76 on a GAAP basis and $9.61 to $9.71 on an adjusted basis. The midpoint of the adjusted guidance represents growth of 8.1% over 2019, reflecting strong operating dynamics in the underlying business.

  •
  Regulatory Milestones:  AbbVie also achieved a number of regulatory milestones in markets worldwide for several key products, including regulatory approvals for SKYRIZI for the treatment of moderate to severe plaque psoriasis in adults who are candidates for systemic therapy or phototherapy, RINVOQ for the treatment of adults with moderately to severely active rheumatoid arthritis who have had an inadequate response or intolerance to methotrexate; IMBRUVICA in combination with GAZYVA (obinutuzumab) for adult patients with previously untreated chronic lymphocytic leukemia (CLL)/small lymphocytic lymphoma (SLL); and VENCLEXTA in combination with GAZYVA for adult patients with previously untreated CLL/SLL. AbbVie also submitted regulatory applications for ELAGOLIX in uterine fibroids and IMBRUVICA in combination with rituximab for the first-line treatment of younger patients with CLL or SLL.

  •
  Pipeline Development:  With approximately 30 programs in mid- and late-stage development, AbbVie made significant pipeline advancements in 2019. The company initiated several important Phase 3 programs including studies for upadacitinib in giant cell arteritis and axial spondyloarthritis, risankizumab in psoriatic arthritis, and ABBV-951 in Parkinson's disease. AbbVie also reported positive data from Phase 3 studies in other areas of the pipeline including veliparib in both breast cancer and ovarian cancer and upadacitinib in psoriatic arthritis.

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EXECUTIVE COMPENSATION

              The graphs below illustrate AbbVie's growth of net revenue and diluted EPS in 2019 versus 2018.

*	Net revenues and diluted earnings per share are adjusted for specified items and are non-GAAP measures, which are reconciled in Appendix B.
**	Year-over-year growth in adjusted net revenues and EPS from 2018-2019 despite significant biosimilar competition for HUMIRA outside the United States.

Performance Relative to Peer Group

              AbbVie is in the top tier of its peers on several financial measures. The chart below outlines AbbVie's six-year performance relative to its Health Care Peer Group.

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              In 2019, AbbVie outperformed its Health Care Peer Group in most of these categories, as demonstrated in the chart below.

*	Strong financial performance versus peers in 2019 despite significant biosimilar competition for HUMIRA outside the United States.

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EXECUTIVE COMPENSATION

Total Stockholder Return (TSR) Performance

              Since becoming a public company in 2013, AbbVie has delivered a total stockholder return of 240.2%, which places AbbVie at the top of its Health Care Peers and surpasses the cumulative total returns of the Standard & Poor's 500 Index and the NYSE Arca Pharmaceutical Index, as shown in the graph below. The graph covers the period from January 2, 2013 (the first day AbbVie's common stock began "regular-way" trading on the NYSE) through December 31, 2019. The graph assumes $100 was invested in AbbVie common stock and each index on January 2, 2013 and also assumes the reinvestment of dividends. The stock price performance in the following graph is not necessarily indicative of future stock price performance.

Comparison of Cumulative Total Return since AbbVie's Launch

              AbbVie's TSR for calendar year 2019 was 1.5%, which did not reflect the company's top tier operational and financial performance. As the chart above indicates, despite this 1-year result, AbbVie's returns since launch significantly exceed industry comparisons.

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Components of our Compensation Program

              The compensation committee of the board oversees our executive compensation program, which includes several compensation elements that have each been tailored to incentivize and reward specific aspects of company performance the board believes are central to delivering long-term stockholder value. Key components of our compensation program are listed below.

              The committee is dedicated to ensuring that a substantial portion of executive compensation is "at-risk" and variable. Generally, more than three-fourths of our NEOs' total direct compensation is variable and directly affected by both the company's and the NEO's performance.

2019 Performance Results

              The performance targets established under our annual and long-term incentive plans are rigorous and calibrated to a range of potential outcomes, with above target payouts for strong performance and below target payouts (including no payout) for below target performance. Targets are based on expected business, market and regulatory conditions, including expectations for our pipeline. The financial goals shown in the following table were carried by all of the NEOs as part of their 2019 performance goals. The specific weightings for each NEO are established at the start of each performance year based on the NEO's role and anticipated contributions to the company's annual objectives. Financial goals are set rigorously; achievement of these targets has resulted in top-tier industry performance.

Financial Goals

Goal and Expected Result(1)		2018 Actual	2019 Target	2019 Target vs. 2018 Actual	2019 Actual	2019 Actual vs. 2019 Target

A.	Non-GAAP Net Revenues	$32.3BN(2)	$32.8BN	102%	$33.3 BN(2)	101%
B.	Non-GAAP Income Before Taxes	$13.3BN(2)	$14.1 BN	106%	$14.7 BN(2)	104%
C.	Adjusted Return on Assets	23.9%	30.3%	127%	30.5%	101%
D.	Non-GAAP Operating Margin	$14.4BN(2)	$15.3BN	106%	$15.8 BN(2)	103%

(1)
Results achieved reflect certain specified items, which are reconciled in Appendix B.

(2)
Evaluated on a constant currency basis.

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EXECUTIVE COMPENSATION

              In addition to the financial goals set forth above, each of our NEOs also has individual performance goals that the committee reviews and ensures are appropriately rigorous and in line with the long-term success of the company. Each NEO achieved or exceeded his or her 2019 goals, which are listed below:

  •
  Richard A. Gonzalez:  Drive top-tier business performance; execute key strategic initiatives to drive sustainable long-term business performance; deliver value to our stockholders, building investor confidence and credibility; successfully advance mid- and late-stage pipeline assets; continue to drive employee engagement and motivation around AbbVie's mission and future prospects; and advance our transformation to a biopharmaceutical culture.

  •
  Robert A. Michael:  Achieve proprietary pharmaceutical pipeline enhancement objectives; and provide support on corporate strategic initiatives and build shareholder value through investor activities.

  •
  Laura J. Schumacher:  Successfully continue to develop and implement strategies to effectively resolve key litigation matters; achieve proprietary pharmaceutical pipeline enhancement objectives; execute biologics strategic development initiatives; and support research and development initiatives per company strategy.

  •
  Carlos Alban:  Achieve key product milestones; and successfully adapt and execute market strategies relative to external considerations.

  •
  Michael E. Severino:  Achieve key research and development milestones per company strategy; and achieve proprietary pipeline enhancement objectives.

Beginning in 2019, our NEOs also took formal 2019 goals aligned to protecting AbbVie's reputation as a top employer and ensuring its long-term sustainability by driving the company's culture in a manner consistent with our Principles.

Key achievements included, for example:

  •
  Implementation of our new global Equality, Diversity and Inclusion strategy across the organization. This includes a three-year roadmap that defines key global focus areas, objectives and associated initiatives, and implementation plans by function and geography.

  •
  Being named to prestigious "top employer" lists, including DiversityInc. "Top 50 Companies for Diversity," Fortune's "100 Best Companies to Work For," Great Place to Work's "World's Best Workplaces," Science Magazine's Top Employers, and Working Mother's "100 Best Companies," and achieving a score of 100/100 on Human Rights Campaign's Corporate Equality Index.

  •
  Maintaining a position on the Dow Jones Sustainability World Index and the FTSE4Good Index, and being a constituent of the newly launched S&P 500 ESG Index.

  •
  Launching a new enterprise-wide environmental sustainability strategy and advancing toward 2025 environmental sustainability targets.

  •
  Launching a new "Leading with Integrity" communication campaign to reinforce the specific ways managers can support a culture of integrity in their day-to-day leadership roles.

Stockholder Engagement

2019 Say on Pay Results

              At our 2019 Annual Meeting, the say on pay proposal received support from over 91% of our stockholders. The board and compensation committee are encouraged by the continued, consistent stockholder support for our executive compensation program.

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              AbbVie is committed to regular, ongoing engagement with stockholders to ensure that we continue to understand stockholder feedback about our compensation program and incorporate that feedback into the compensation decision-making process. To that end, in 2019 AbbVie reached out to stockholders holding approximately 45% of the company's outstanding shares. In these discussions, the aggregate feedback acknowledged the alignment of our executives' pay with AbbVie's performance and expressed support for our compensation program, consistent with the level of stockholder support for our say on pay proposals since inception. The feedback informs the compensation committee's continuous assessment of the program design and ongoing discussions with stockholders, which contribute to the evolution of the program.

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EXECUTIVE COMPENSATION

Compensation Program Governance Summary

              In addition to strong alignment of pay with the performance of the company and our NEOs, we maintain and are committed to good governance practices, including the following:

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II.    Executive Compensation Process

Commitment to Performance-Based Awards

              The majority of AbbVie's NEO pay is performance-based. Specific goals and targets are the foundation of our pay-for-performance process, and this section describes how they apply to each pay component. Though quantitative metrics such as financial and operational results are a central part of our performance assessment, some goals such as leadership and progress against strategic and long-term objectives are difficult to measure using numeric or formulaic criteria. As such, the compensation committee also conducts a qualitative assessment of individual performance to ensure the overall assessment of performance and pay decisions are aligned with the company's true performance over a period of time. A discussion of the decision-making criteria for each pay component follows.

Committee Process for Setting Total Compensation

              Each February, the committee, with the assistance of its independent compensation consultant and AbbVie's management team, determines pay levels for NEOs. The process starts with a consideration of compensation levels and the mix of compensation for comparable executives at companies in AbbVie's Health Care Peer Group, which are listed below in the section captioned "Compensation Benchmarking." After this benchmark review, the committee establishes NEO compensation—base salary adjustments, annual incentive awards, and long-term incentive awards—relative to the peer median in each instance. Awards can be differentiated from the peer compensation levels based on each NEO's individual performance, leadership, and contributions to AbbVie's business and strategic performance.

Compensation Benchmarking

              To provide the appropriate context for executive pay decisions, the committee, in consultation with its independent compensation consultant, assesses the compensation practices and pay levels of AbbVie's Health Care Peer Group. The committee chooses to focus on the Health Care Peer Group because its constituents share important characteristics with AbbVie, particularly the global emphasis on research-based pharmaceuticals and biopharmaceutical therapies and the regulatory environment within which they operate. Members of the Health Care Peer Group are AbbVie's primary competitors for executive talent and are companies the committee believes chiefly represent our competitive market:

Health Care Peer Group

Amgen, Inc.
Bristol-Myers Squibb Company
Eli Lilly and Company
Gilead Sciences, Inc.
GlaxoSmithKline plc
Johnson & Johnson
Merck & Company, Inc.
Novartis AG
Pfizer Inc.

Role of the Compensation Consultant

              The compensation committee has engaged Compensation Advisory Partners as its independent compensation consultant. The committee's independent consultant reports directly to the chair of the committee. The consultant meets regularly, and as needed, with the committee in executive sessions, has direct access to the chair during and between meetings, and performs no other services for AbbVie or its senior executives. The committee determines what variables it will instruct its consultant to consider, which include: peer groups against which performance and pay should be examined, metrics to be used to assess AbbVie's performance, competitive incentive practices in the marketplace, and compensation levels relative to market benchmarks.

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EXECUTIVE COMPENSATION

Compensation Risk Oversight

              The company has established, and the compensation committee endorses, several controls to address and mitigate compensation-related risk, such as employing a diverse set of performance metrics, maintaining robust stock ownership guidelines for its executives and non-employee directors, and retaining broad discretion to recover incentive awards in the unlikely event that incentive plan award decisions are based on earnings that are subsequently restated. The committee, in collaboration with its independent compensation consultant, identified no material risks in AbbVie's compensation programs in 2019.

III.    Compensation Plan Elements

              Three primary components make up AbbVie's executive pay program: (1) base salary, (2) short-term incentives and (3) long-term incentives. The structure of each component is tailored to serve a specific function and purpose.

CEO Pay Mix	All Other NEO Average Pay Mix

Base Salary

              The compensation committee sets appropriate levels of base salary to ensure that AbbVie can attract and retain a leadership team that will continue to meet our commitments to customers and patients and sustain long-term profitable growth for our stockholders. Generally, the committee considers the median of the Health Care Peer Group as an initial benchmark, but also references additional information as needed. Specific pay rates are then established for each NEO relative to his or her market benchmark based on the NEO's performance, experience, unique skills, internal equity with others at AbbVie, and the company's operating budget.

Short-Term Incentives

Performance Incentive Plan

              Annual cash incentives are paid to NEOs through AbbVie's Performance Incentive Plan (PIP), which rewards executives for achieving key financial and non-financial goals measured at the company and individual levels. AbbVie's PIP structure is designed to align NEOs' interests directly with AbbVie's annual operating strategies to advance our mission, financial goals, and leadership behaviors. In doing so, it provides a direct link between the NEOs' short-term incentives and the company's and the NEOs' annual performance results through measurable financial and operational performance followed by qualitative assessments of clearly defined strategic progress and leadership behaviors.

              NEO target incentive amounts are set as a percentage of base salary. Mr. Gonzalez's target is 150% of base salary. For the 2019 performance year, the target for the other NEOs range from 110% to 125% of base salary, based on the positions they held at the time their performance goals were established. The maximum potential payout under the PIP is capped at 200% of target for all participants.

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              Determining actual incentive amounts is a multi-step process. First, an initial performance score is calculated for each NEO based on performance against weighted financial and strategic/leadership goals. This performance score results in a preliminary award amount of up to 100% of target only. Final awards are determined by the compensation committee based on a qualitative assessment of holistic performance. A formal payout matrix based on net revenues and operating margin guides the committee by capping the range of final awards at or below the plan maximum of 200% of target. This process is more fully described below:

Illustration of 2019 Incentive Calculation

Initial Performance Score

              Initial performance scores are calculated for each NEO based on performance against weighted financial and strategic/leadership goals. The goals and their respective weightings are summarized in the chart below. The specific goals and weightings for each NEO (including the CEO) are established at the start of each performance year based on the NEO's role and anticipated contributions to the company's annual objectives.

	Income Before Taxes	Net Revenues, Operating Margin, and Return on Assets	R&D/ Innovation	Business Development	Reputation/ Sustainability	Other

Richard A. Gonzalez	20%	60%	10%		10%
Robert A. Michael	20%	60%		10%	10%
Laura J. Schumacher	20%	20%	10%	10%	10%	30%
Carlos Alban	20%	50%			10%	20%
Michael E. Severino	20%	20%	40%	10%	10%

              Assessments of performance against financial results consider the effect of specified adjustments and/or unusual or unpredictable events, and the appropriateness of these adjustments is reviewed annually by the committee. In 2019, specified adjustments included intangible asset amortization, acquisition-related costs, milestones and other research and development expenses, acquired in process research and development, change in fair value of contingent consideration, Reata divestiture, litigation matters, a tax audit settlement, restructuring, and other items, as described in Exhibit 99.1 to AbbVie's Form 8-K filed on February 7, 2020.

Annual Incentive Payout Matrix and Final Committee Decisions

              The annual incentive payout matrix establishes a potential range of final incentive outcomes based on net revenues and operating margin performance. For 2019, actual net revenue performance was 101% compared to target,

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EXECUTIVE COMPENSATION

while actual income before taxes was 104% compared to target. As a result of this performance, the annual incentive payout matrix capped the annual incentives at 175% of target, below the plan maximum of 200% of target.

Annual Incentive Payout Matrix(1)	2018 Actual	2019 Target	2019 Target vs. 2018 Actual	2019 Actual	2019 Actual vs. 2019 Target

Non-GAAP Net Revenues	$32.3BN(2)	$32.8BN	102%	$33.3BN(2)	101%
Non-GAAP Income Before Taxes	$13.3BN(2)	$14.1BN	106%	$14.7BN(2)	104%

		2019 Payout Matrix Result		Capped at 175% of target (below 200% plan maximum)

(1)
Results achieved reflect certain specified items, which are reconciled in Appendix B.

(2)
Evaluated on a constant currency basis.

              Final awards are determined by the compensation committee based on a qualitative assessment of holistic performance. While the committee relies heavily on objective, quantitative metrics to determine PIP awards, this qualitative element ensures the review is comprehensive and includes all individual, strategic, and leadership goals for which assessment is not dictated solely by numeric or formulaic applications. Moreover, while each participant has predetermined goals, the committee also considers relative achievements and/or developments in the company, the marketplace, and the global economy that could not have been foreseen when individual goals were established.

	Target Award	Actual Award Paid	Actual Award as a % of Target

Richard A. Gonzalez	$2,475,000	$4,335,000	175%
Robert A. Michael	1,045,000	1,800,000	172%
Laura J. Schumacher	1,421,400	2,400,000	169%
Carlos Alban	1,421,400	2,400,000	169%
Michael E. Severino	1,673,750	2,400,000	143%

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Long-Term Incentives

              The LTI program design aligns AbbVie's long-term incentive compensation with key operational and financial initiatives, including sustained EPS growth and generation of superior investment returns relative to peers. In 2019, NEOs received annual grant LTI awards with the following characteristics:

Long-Term Incentive Program

Award Type	Metric	Performance Period

40% Performance Shares	EPS 3-Year Relative TSR Modifier	3 Years
40% Performance-Vested Restricted Stock	Relative Return on Equity	3 Years
20% Non-Qualified Stock Options	Stock Price Appreciation	10-year term

  •
  Performance Shares (40% of total LTI award)—These awards have the potential to vest at 0% to 250% of target after a three-year performance period and are earned based on company performance in earnings per share (EPS) and relative total stockholder return (TSR). TSR performance is measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends on performance shares accrue during the performance period and are paid at vesting only to the extent that shares are earned.

  •
  Performance-Vested Restricted Stock (40% of total LTI award)—These awards have the potential to vest at 0% to 150% of target in one-third increments during a three-year performance period based on AbbVie's return on equity articulated as pre-set goals and measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned.

  •
  Non-Qualified Stock Options (20% of total LTI award)—These awards have the potential to vest in one-third increments on each of the first three annual anniversaries of the grant date, subject to continued employment with the company. The option exercise price is set at or above fair market value on the grant date. To the extent that the options vest, the award expires ten years after the grant date.

Performance Share and Performance-Vested Restricted Stock Performance Targets and Results

              Performance targets and results associated with the 2019 annual grant awards of performance shares and performance-vested restricted stock are shown below. Total shareholder return results are in progress; these results and their impact on final payout will be disclosed following the completion of the three-year performance period.

Performance Objective	Threshold	Target	Maximum	Result	Impact on Payout

Adjusted Diluted EPS(1)	$8.65	$8.70	$8.85	$8.94	200%
Relative TSR	Relative TSR is measured over a 3-year performance period and used as a modifier
Relative ROE	50th - 75th percentile	75th - 90th percentile	>90th percentile	>90th percentile	150%

(1)
Diluted earnings per share is adjusted to exclude certain specified items and is a non-GAAP measure, which is reconciled in Appendix B.

              AbbVie's policy with respect to its annual equity award for all eligible employees, including the NEOs, is to grant the award and set the grant price at the compensation committee's regularly scheduled February meeting each year.

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EXECUTIVE COMPENSATION

These meeting dates generally are the third Thursday of February and are scheduled two years in advance. The grant price is the average of the highest and lowest trading prices of a common share on the date of the grant (rounded up to the next even penny). The grant price for the 2019 annual grant was $79.02. The high, low and closing prices of an AbbVie common share on the grant date (February 21, 2019) were $79.91, $78.10, and $78.75 respectively. All LTI awards are subject to a minimum vesting period of 12 months.

              AbbVie granted performance shares in 2017 that were subject to a 3-year performance cycle that ended December 31, 2019. The table below describes the performance objectives, outcomes, and shares earned.

Performance Objective	Threshold	Target	Maximum	Actual	Performance Modifier

Relative TSR	15 pts below index	Equal to index performance	15 pts above index	11.2 pts above index	120%

Benefits

              Benefits are an important part of retention and capital preservation for all employees, helping to protect against the impact of unexpected catastrophic loss of health and/or earnings potential, as well as providing a means to save and accumulate for retirement or other post-employment needs.

              Each of the benefits described below supports the company's objective of providing a market competitive total rewards program. Individual benefits do not directly affect decisions regarding other benefits or pay components, except to the extent that all benefits and pay components must, in aggregate, be competitive, as previously discussed.

Retirement Benefits

              All eligible U.S. employees, including NEOs, participate in the AbbVie Pension Plan, the company's principal qualified defined benefit plan. NEOs and certain other employees also participate in the AbbVie Supplemental Pension Plan. These plans are described in greater detail in the section of this proxy statement captioned "Pension Benefits."

              The Supplemental Pension Plan is a non-qualified defined benefit plan that cannot be secured in a manner similar to a qualified plan, for which assets are held in trust, so eligible NEOs receive an annual cash payment equal to the increase in the present value of their Supplemental Pension Plan benefit. Eligible NEOs have the option of depositing the annual payment into an individually established grantor trust, net of tax withholdings. Deposited amounts may be credited with the difference between the NEO's actual annual trust earnings and the rate used to calculate trust funding (currently 8 percent). Amounts deposited in the individual trusts are not tax-deferred and the NEOs personally pay the taxes on those amounts without gross-ups.

              The manner in which the grantor trust assets are to be distributed to an NEO upon retirement from the company generally follows the distribution method elected by the NEO under the AbbVie Pension Plan. If an NEO (or the NEO's surviving spouse, depending on the pension distribution method elected by the NEO under the AbbVie Pension Plan) lives beyond the actuarial life expectancy age used to determine the Supplemental Pension Plan benefit, and therefore exhausts the trust balance, the Supplemental Pension Plan benefit will be paid to the NEO (or his or her surviving spouse) by AbbVie.

Savings Plans

              All U.S. employees, including NEOs, are eligible to defer a portion of their annual base salary under the AbbVie Savings Plan, the company's principal qualified defined contribution plan, up to the IRS contribution limits. Eligible NEOs also may defer up to 18 percent of their base salary, less contributions to the AbbVie Savings Plan, to the AbbVie Supplemental Savings Plan, which is a non-qualified defined contribution plan. Eligible NEOs may defer these amounts to unfunded book accounts or choose to have the amounts paid in cash on a current basis and deposited into individually

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established grantor trusts, net of tax withholdings. These amounts are credited annually with earnings. Amounts deposited in the individual trusts are not tax-deferred and the NEOs personally pay the taxes on those amounts without gross-ups.

              NEOs elect the manner in which the assets held in their grantor trusts will be distributed to them upon retirement or other separation from the company. These arrangements are described in greater detail in this proxy statement beginning with the section captioned "Summary Compensation Table."

Financial Planning

              NEOs are paid an annual stipend of $10,000 for estate planning advice, tax preparation and general financial planning fees. The stipend is income to the NEO, who is responsible for payment of all resulting taxes without gross-ups.

Company-Provided Transportation

              NEOs are eligible for transportation perquisites that are designed to improve the effectiveness and efficiency of their work, including the use of a company-leased vehicle and access to company-provided air travel, as appropriate. In some circumstances, these benefits may be used for personal travel, which would then be considered part of the NEO's total compensation and treated as taxable income to them under applicable tax laws. The NEOs pay the taxes on such income without gross-ups.

Disability Benefits

              In addition to AbbVie's standard disability benefits, NEOs are eligible for a monthly long-term disability benefit, which is described on page 60 of this proxy statement.

Employment Agreements

              AbbVie does not have employment agreements with any of its NEOs.

Excise Tax Gross-ups

              AbbVie does not provide excise tax gross-ups on NEO compensation.

Change in Control Agreements

              AbbVie has entered into change in control agreements with its NEOs to aid in retention and recruitment, encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the company, and to protect the earned benefits of the NEOs against potential adverse changes resulting from a change in control.

              The change in control agreements contain a double-trigger feature, meaning that if the NEO's employment is terminated other than for cause or permanent disability, or if the NEO elects to terminate employment for good reason, within two years following a change in control, he or she is entitled to receive certain pay and benefits as described in the section of this proxy statement captioned "Potential Payments upon Termination or Change in Control."

IV.    Other Matters

Stock Ownership Guidelines

              AbbVie's stock ownership guidelines are designed to further promote sustained stockholder return and to ensure the company's senior executives remain focused on both short- and long-term objectives. Each senior executive has five years from the date of election or appointment to his or her position to achieve the ownership level associated with his

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EXECUTIVE COMPENSATION

or her position. NEOs are not allowed to sell stock, except for tax withholding at vesting or exercise, if they do not satisfy the minimum stock ownership requirement. The minimum stock ownership guidelines for the CEO and other NEOs are as follows:

Executive	Stock Ownership Requirement	Requirement Met?

Richard A. Gonzalez	6x Base Salary	Yes
Robert A. Michael	3x Base Salary	Yes
Laura J. Schumacher	3x Base Salary	Yes
Carlos Alban	3x Base Salary	Yes
Michael E. Severino	3x Base Salary	Yes

              In addition, AbbVie's non-employee directors are required to own AbbVie stock valued at five times (5x) the annual fee for service as a director under the AbbVie Non-Employee Directors' Fee Plan within five years of joining the board or as soon as practicable thereafter.

Clawback Policy

              The committee does not anticipate there would ever be circumstances where a restatement of earnings upon which any incentive plan award decisions were based would occur or circumstances where an executive officer engages in misconduct that would constitute a material breach of the AbbVie Code of Business Conduct. Nevertheless, the committee, in evaluating such circumstances, has broad discretion to take all actions necessary to protect the interests of stockholders, up to and including actions to recover incentive awards. Further, the company is committed to disclosing in its annual proxy statement the occurrence of any recoupment regarding an executive officer when the underlying violation has already been publicly disclosed in company filings with the SEC. For more details, AbbVie's Code of Business Conduct is available in the corporate governance section of AbbVie's investor relations website at www.abbvieinvestor.com.

Anti-Hedging and Anti-Pledging Policies

              AbbVie has a formal policy that prohibits directors and officers subject to Section 16 of the Exchange Act, including all of the NEOs, from entering into or engaging in the purchase or sale of financial instruments that are designed to hedge or offset any decrease in the market value of AbbVie equity securities they hold. AbbVie also has a formal policy that prohibits directors and officers subject to Section 16 of the Exchange Act, including all of the NEOs, from pledging AbbVie common stock as collateral for a loan.

              In addition, the AbbVie Incentive Stock Program provides that no long-term incentive award may be assigned, alienated, sold or transferred other than by will or by the laws of descent and distribution or as permitted by the compensation committee for estate planning purposes, and no award and no right under any award may be pledged, alienated, attached or otherwise encumbered. All members of senior management, including the company's NEOs and certain other employees, are required to clear any transaction involving company stock with the Legal department prior to entering into such transaction.

Compensation Committee Report

              The compensation committee of the board of directors is primarily responsible for reviewing, approving and overseeing AbbVie's compensation plans and practices, and works with management and the committee's independent compensation consultant to establish AbbVie's executive compensation philosophy and programs. The committee reviewed and discussed the Compensation Discussion and Analysis with management and recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

              E. Liddy, Chairman, R. Austin, G. Tilton, and F. Waddell

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Compensation Risk Assessment

              During 2019, in collaboration with the compensation committee's independent compensation consultant, AbbVie conducted an in-depth risk assessment of its compensation policies and practices, including those related to executive compensation programs for NEOs. The risk assessment included a quantitative and qualitative analysis of AbbVie's executive compensation programs and broader employee incentive compensation plans. AbbVie also considered how these programs compare, from a design perspective, to programs maintained by other companies. Based on this assessment, it was determined that AbbVie's executive compensation programs are balanced and appropriately incent employees, and any risks arising from the compensation policies and practices are not reasonably likely to have a material adverse effect on AbbVie. The following factors were among those considered in making this determination:

  •
  Annually, AbbVie completes a review to ensure pay is equitable across genders and ethnicities among U.S. employees.

  •
  AbbVie's compensation structure contributes to a corporate culture that encourages our NEOs to regard AbbVie as a long-term employer. For example, equity awards vest over multi-year periods, which encourages NEOs to consider the long-term impact of their decisions and align their interests with those of AbbVie's stockholders.

  •
  AbbVie's annual incentive program is based on multiple performance measures, balancing earnings achievement with other factors. Since earnings are a key component of stock price performance, this aspect of AbbVie's compensation plan also promotes alignment with stockholder interests.

  •
  AbbVie does not include certain pay design features that may have the potential to encourage excessive risk-taking, such as: over-weighting toward annual incentives, highly leveraged payout curves, unreasonable thresholds or dramatic changes in payout opportunity at certain performance levels that may encourage inappropriate short-term business decisions to meet payout thresholds. In addition, a limit of 200% of target applies to any awards made under the NEO short-term incentive plan.

  •
  AbbVie's long-term incentive program focuses NEOs on longer-term operating performance and aligns NEOs with stockholder interests through the use of multi-year performance periods and multiple performance measures, including relative total stockholder return. In 2019, AbbVie's NEOs received roughly two-thirds of their total direct compensation in the form of long-term incentives (20% of which are stock options that may vest over a three-year period and 80% of which are performance-based awards that may vest over a three-year performance period).

  •
  AbbVie makes equity awards and sets grant prices at the same time each year, at the compensation committee's regularly scheduled meeting in February. In addition, AbbVie does not award discounted stock options or immediately vesting equity awards.

  •
  AbbVie has robust stock ownership guidelines for its senior executives, which promotes alignment with stockholder interests, and other good governance equity practices such as anti-hedging and anti-pledging policies.

  •
  AbbVie's compensation committee has the ability to exercise downward discretion in determining annual incentive plan payouts.

  •
  AbbVie's compensation committee has broad discretion to claw back incentive compensation that was awarded based on financials that were later restated or based on a material breach of the AbbVie Code of Business Conduct.

  •
  AbbVie requires mandatory training on its code of conduct and policies and procedures to educate its employees on appropriate behaviors and the consequences of taking inappropriate actions.

              The risk assessment results were presented to the compensation committee by its independent compensation consultant.

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Summary Compensation Table

              This section contains compensation information for AbbVie's NEOs for the fiscal year ended December 31, 2019. The following table summarizes compensation awarded to, earned by and/or paid to AbbVie's NEOs in connection with their service to AbbVie during 2019, 2018 and 2017, as applicable. Mr. Michael was not an NEO before 2018. The section of this proxy statement captioned "Compensation Plan Elements" describes in greater detail the information reported in this table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)(5)	All Other Compensation ($)(6)	Total ($)

Richard A. Gonzalez	2019	$1,650,000	$0	$8,887,088	$2,246,253	$4,335,000	$3,366,720	$1,125,537	$21,610,598
Chairman of the Board and	2018	1,650,000	0	11,509,090	2,760,764	3,898,125	463,205	1,002,403	21,283,587
Chief Executive Officer	2017	1,638,462	0	9,606,360	2,559,270	4,331,250	3,496,704	993,197	22,625,243
Robert A. Michael	2019	906,865	0	2,704,766	683,643	1,800,000	2,622,108	55,471	8,772,853
Executive Vice President,	2018	553,654	0	724,041	173,724	950,000	679,532	37,937	3,118,888
Chief Financial Officer
Laura J. Schumacher	2019	1,176,538	0	3,400,155	859,429	2,400,000	6,579,440	727,225	15,142,787
Vice Chairman, External Affairs	2018	1,043,582	0	4,134,594	991,720	1,954,549	2,739,969	518,745	11,383,159
and Chief Legal Officer	2017	1,008,526	0	7,681,631	980,980	1,954,549	2,957,506	396,164	14,979,356
Carlos Alban	2019	1,176,538	0	3,091,161	781,305	2,400,000	6,456,803	500,283	14,406,090
Vice Chairman, Chief Commercial	2018	1,016,526	0	4,005,388	961,216	1,836,219	821,930	341,800	8,983,079
Officer	2017	947,469	0	3,522,250	938,350	1,836,219	4,832,949	257,751	12,334,988
Michael E. Severino	2019	1,330,000	0	3,199,248	808,642	2,400,000	1,525,091	245,467	9,508,448
Vice Chairman and President	2018	1,100,605	0	4,176,037	1,002,105	1,818,200	359,057	151,355	8,607,359
	2017	1,004,460	0	3,681,906	980,980	1,955,069	653,582	119,279	8,395,276

(1)
In accordance with Securities and Exchange Commission (SEC) rules, the amounts in this column represent the aggregate grant date fair value of the awards determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. AbbVie generally determines the grant date fair value of stock awards by multiplying the number of shares granted by the average of the high and low market prices of one share of AbbVie common stock on the award grant date. The grant date fair value of performance shares with a TSR market condition are determined using the Monte Carlo simulation model.

(2)
In accordance with SEC rules, the amounts in this column represent the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718. These amounts were determined as of the option grant date using a Black-Scholes stock option valuation model. These amounts are being reported solely for the purpose of comparative disclosure in accordance with the SEC rules. There is no certainty that the amount determined using a Black-Scholes stock option valuation model would be the value at which employee stock options would be traded for cash. The weighted-average assumptions used to estimate the grant date fair value of options granted in 2019, along with the weighted-average grant date fair value, are shown below:

Assumption

Risk-free interest rate	2.51%
Average life of options (years)	5.6
Volatility	27.94%
Dividend yield	4.99%
Fair value per stock option	$12.54

(3)
The compensation reported in this column for 2019 was earned as a performance-based incentive award pursuant to the AbbVie Performance Incentive Plan. Additional information regarding the plan can be found in the Compensation Plan Elements section of this proxy statement.

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(4)
The plan amounts shown below are reported in this column, except as described in this paragraph. The amounts shown beside each NEO's name are for 2019, 2018, and 2017, respectively, as applicable. Negative amounts under the AbbVie Pension Plan and the AbbVie Supplemental Pension Plan are excluded from this column in accordance with SEC rules.

AbbVie Pension Plan

R. Gonzalez: $(8,305) / $(111,651) / $(38,501); R. Michael: $246,392 / $(46,048); L. Schumacher: $318,167 / $72,009 / $170,782; C. Alban: $353,675 / $(33,817) / $296,728; and M. Severino: $57,916 / $11,833 / $37,394.

AbbVie Supplemental Pension Plan

R. Gonzalez: $2,485,115 / $(1,790,327) / $3,157,627; R. Michael: $2,375,716 / $725,580; L. Schumacher: $5,040,017 / $2,027,233 / $2,244,142; C. Alban: $5,265,442 / $432,490 / $4,195,321; and M. Severino: $1,127,049 / $210,855 / $535,907.

The changes in pension value result primarily from the following factors: (i) the effect of changes in the actuarial assumptions AbbVie uses to calculate plan liability for financial reporting purposes; (ii) additional pension benefit accrual under the Pension Plan and the Supplemental Pension Plan; and (iii) the impact of the time value of money on the pension value.

Non-Qualified Defined Contribution Plan Earnings

The totals in this column include reportable interest credited under the AbbVie Performance Incentive Plan and the AbbVie Supplemental Savings Plan.

R. Gonzalez: $889,910 / $463,205 / $377,578; L. Schumacher: $1,221,256 / $640,727 / $542,582; C. Alban: $837,686 / $423,257 / $340,900; and M. Severino: $340,126 / $136,369 / $80,281.

(5)
The amounts shown in this column include the change in pension value during the applicable year, which is attributable to changes in actuarial assumptions (primarily discount rate and mortality tables) and other factors based on plan design (primarily pay, service and age).

The present value of a pension benefit is determined, in part, by the discount rate used for accounting purposes. The discount rate is determined by reference to the prevailing market rate of interest. In 2019, interest rates decreased and the discount rates used for the Pension Plan and the Supplemental Pension Plan were decreased to reflect that change. A decrease in the discount rate increases the present value of participants' pension benefits while actual payments to be made to participants are not changed. The discount rate used for 2019 was 3.56% for the Pension Plan and 3.51% for the Supplemental Pension Plan. The discount rate used for 2018 was 4.62% for the Pension Plan and 4.58% for the Supplemental Pension Plan, while the discount rate used for 2017 was 3.91% for the Pension Plan and 3.87% for the Supplemental Pension Plan. The mortality assumptions that apply for actuarial purposes also affect pension values.

In addition to the effect of the changes in actuarial assumptions, other factors built into the plans contributed to the change in pension value. The change in pension value numbers reflect the application of the benefit formulas under the Pension Plan and the Supplemental Pension Plan, which are described in the section of this proxy statement captioned "Pension Benefits." As participants' pay changes, the formulas yield revised pension values. Furthermore, as a participant ages and service credit accumulates year over year (before the participant is eligible for unreduced pension benefits), the present value of his or her pension benefits increases, even without changes in pay or actuarial assumptions.

(6)
The amounts shown below are reported in this column for 2019, 2018 and 2017, respectively, as applicable.

Earnings for Non-Qualified Defined Benefit and Non-Qualified Defined Contribution Plans

R. Gonzalez: $372,310 / $246,041 / $159,056; L. Schumacher: $621,724 / $420,337 / $304,784; C. Alban: $412,229 / $266,141 / $182,139; and M. Severino: $135,497 / $66,157 / $34,853.

Each of the NEOs' awards under the AbbVie Performance Incentive Plan is paid in cash to the NEO on a current basis and, for eligible NEOs, may be deposited into a grantor trust established by the NEO, net of maximum tax withholdings. Each of the eligible NEOs has also established grantor trusts in connection with the AbbVie Supplemental Pension Plan and the AbbVie Supplemental Savings Plan. These amounts include earnings net of the reportable interest included in footnote (4).

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Employer Contributions to Defined Contribution Plans

R. Gonzalez: $82,500 / $82,500 / $81,923; R. Michael: $14,000 / $13,750; L. Schumacher: $58,827 / $52,179 / $50,426; C. Alban: $58,827 / $50,826 / $47,373; and M. Severino: $66,500 / $55,030 / $50,223.

These amounts include AbbVie contributions to the AbbVie Savings Plan and the AbbVie Supplemental Savings Plan, as applicable. The Supplemental Savings Plan permits eligible NEOs to contribute amounts in excess of the annual limit set by the Internal Revenue Code for employee contributions to 401(k) plans up to the excess of (i) 18 percent of their base salary over (ii) the amount contributed to AbbVie's tax-qualified 401(k) plan. AbbVie matches participant contributions at the rate of 250 percent of the first 2 percent of compensation contributed to the plan. The eligible NEOs have these amounts paid to them in cash on a current basis and deposited into a grantor trust established by the NEO, net of maximum tax withholdings.

Other 2019 Compensation

The totals shown in the table include the cost of providing a corporate automobile less the amount reimbursed by the NEO: R. Gonzalez: $20,944; R. Michael: $31,471; L. Schumacher: $19,755; C. Alban: $19,227; and M. Severino: $20,834. AbbVie imputes income to the NEO, if required, and the NEO pays taxes in accordance with tax regulations without gross-ups.

The totals shown in the table include a $10,000 financial planning services allowance for each NEO. AbbVie imputes income to the NEO, if required, and the NEO pays taxes in accordance with tax regulations without gross-ups.

The totals shown in the table include the following costs for non-business-related air travel: R. Gonzalez: $547,549; L. Schumacher: $16,918; and M. Severino $12,636. AbbVie determines the incremental cost for flights based on the direct cost to AbbVie, including fuel costs, parking, handling and landing fees, catering, travel fees, and other miscellaneous direct costs. AbbVie imputes income to the NEO, if required, and the NEO pays taxes in accordance with tax regulations without gross-ups.

For Mr. Gonzalez, the total includes $92,235 for costs associated with security, determined based on AbbVie's actual costs for such services. The security was provided on the recommendation of an independent security study and in accordance with the AbbVie security program. AbbVie imputes income to Mr. Gonzalez, if required, and he pays taxes in accordance with tax regulations without gross-ups.

The NEOs also are eligible to participate in an executive disability benefit, which is described on page 60 of this proxy statement.

Required Pay Ratio Disclosure

              As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Richard Gonzalez. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Regulation S-K Item 402(u). The ratio of Mr. Gonzalez's annual total compensation for 2019, as reported in the Summary Compensation Table in this proxy statement, to the median employee annual total compensation determined on the same basis was 139:1. For 2019, the annual total compensation of our median employee (other than Mr. Gonzalez) was $155,885. To identify the median employee, we prepared a list of all active AbbVie employees throughout the world as of December 27, 2019. The consistently applied compensation measure used to identify the median employee was annual base pay and target bonus, using hours worked during 2019 for hourly employees and base salary for the remaining employees. This process resulted in a median group consisting of several employees and a representative employee was selected in accordance with SEC guidance, taking into account demographic characteristics that best represent a typical AbbVie employee, including tenure, location, employment status and applicable compensation and benefit programs.

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2019 Grants of Plan-Based Awards

              The following table summarizes the equity awards granted under the AbbVie 2013 Incentive Stock Program to the NEOs during 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
				Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)		All Other Option Awards: Numbers of Securities Underlying Options (#)
								Exercise or Base Price of Option Awards ($/Sh)
									Closing Market Price on Grant Date	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Target ($)	Maximum ($)

R. Gonzalez	2/21/2019			58,213	(2)					$4,287,970	(4)
	2/21/2019			58,213	(3)					4,599,118	(4)
	2/21/2019					179,127	(5)	$79.02	$78.75	2,246,253	(6)
R. Michael	2/21/2019			17,717	(2)					1,305,034	(4)
	2/21/2019			17,717	(3)					1,399,732	(4)
	2/21/2019					54,517	(5)	79.02	78.75	683,643	(6)
L. Schumacher	2/21/2019			22,272	(2)					1,640,556	(4)
	2/21/2019			22,272	(3)					1,759,599	(4)
	2/21/2019					68,535	(5)	79.02	78.75	859,429	(6)
C. Alban	2/21/2019			20,248	(2)					1,491,468	(4)
	2/21/2019			20,248	(3)					1,599,693	(4)
	2/21/2019					62,305	(5)	79.02	78.75	781,305	(6)
M. Severino	2/21/2019			20,956	(2)					1,543,619	(4)
	2/21/2019			20,956	(3)					1,655,629	(4)
	2/21/2019					64,485	(5)	79.02	78.75	808,642	(6)

(1)
During 2019, each of the NEOs participated in the AbbVie Performance Incentive Plan. The annual cash incentive award earned by the NEO in 2019 under the plan is shown in the Summary Compensation Table in the column captioned "Non-Equity Incentive Plan Compensation." No future pay-outs will be made with respect to the 2019 awards under the plan. The plan is described in greater detail in the section of this proxy statement captioned "Compensation Discussion and Analysis—Compensation Plan Elements—Short-Term Incentives."

(2)
This is a performance share award that has the potential to vest at 0% to 250% of target during a three-year performance period based on company performance in earnings per share (EPS) and relative total stockholder return (TSR). TSR performance is measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid in cash at vesting only to the extent that shares are earned. In 2019, AbbVie's EPS performance resulted in the banking of the award on February 28, 2020 at 200% of target, with vesting to be determined based on the company's relative TSR performance following the three-year performance period that ends December 31, 2021. The performance metrics are described in the section of this proxy statement captioned "Compensation Discussion and Analysis—Compensation Plan Elements—Long-Term Incentives."

(3)
This is a performance-vested restricted stock unit award that has the potential to vest at 0% to 150% of target, in one-third increments, during a three-year performance period based on AbbVie's return on equity (ROE) articulated as pre-set goals and measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid in cash at vesting only to the extent that shares are earned. In 2019, AbbVie's relative ROE performance resulted in the vesting on February 28, 2020 of one-third of the award at 150% of target. The performance metrics are described in the section of this proxy statement captioned "Compensation Discussion and Analysis—Compensation Plan Elements—Long-Term Incentives."

(4)
The grant date fair value of stock awards is generally determined by multiplying the number of shares or units granted by the average of the high and low market prices of one share of AbbVie common stock on the award

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  grant date. The grant date fair value of performance shares with a TSR market condition is determined using the Monte Carlo simulation model. In the event of a grantee's death or disability, these awards will be deemed earned either based on actual performance through the date of death or disability or at target, depending on the timing of the death or disability, as set forth in the award agreement. Upon a change in control, the treatment of these awards is determined as described in the section of this proxy statement captioned "Potential Payments upon Termination or Change in Control—Equity Awards."

(5)
One-third of the shares of common stock covered by these options are exercisable after one year, two-thirds after two years, and all after three years, subject to satisfaction of the service requirements set forth in the award agreements. The options vest in the event of the grantee's death or disability. Upon a change in control, the treatment of these awards is determined as described in the section of this proxy statement captioned "Potential Payments upon Termination or Change in Control—Equity Awards." Under the AbbVie 2013 Incentive Stock Program, these options have an exercise price equal to the average of the high and low market prices (rounded up to the next even penny) of one share of AbbVie common stock on the date of grant. These options do not contain a replacement option feature.

(6)
The grant date fair value of option awards is determined as of the option grant date using a Black-Scholes stock option valuation model. The assumptions used to determine the grant date fair value are described in footnote (2) to the Summary Compensation Table.

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2019 Outstanding Equity Awards at Fiscal Year End

              The following table summarizes the outstanding AbbVie equity awards held by the NEOs at year end.

	Option Awards(1)(2)					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)

R. Gonzalez	109,097	—		$58.8800	2/18/2025			116,442	(3)	10,309,775
	255,170	—		54.8600	2/17/2026			78,683	(3)	6,966,593
	174,100	87,050	(3)	61.3600	2/15/2027			116,426	(3)	10,308,358
	42,537	85,073	(3)	114.3600	2/14/2028			—		—
	—	179,127	(3)	79.0200	2/20/2029			—		—
R. Michael	10,140	—		54.8600	2/17/2026			5,091	(3)	450,757
	7,613	3,807	(3)	61.3600	2/15/2027			4,950	(3)	438,273
	2,677	5,353	(3)	114.3600	2/14/2028			35,434	(3)	3,137,326
	—	54,517	(3)	79.0200	2/20/2029			—		—
L. Schumacher	103,220	—		58.8800	2/18/2025			44,628	(3)	3,951,363
	78,450	—		54.8600	2/17/2026			28,266	(3)	2,502,672
	66,733	33,367	(3)	61.3600	2/15/2027			44,544	(3)	3,943,926
	15,280	30,560	(3)	114.3600	2/14/2028			—		—
	—	68,535	(3)	79.0200	2/20/2029			—		—
C. Alban	115,830	—		35.8800	2/13/2023			42,694	(3)	3,780,127
	81,500	—		51.4200	2/19/2024			27,383	(3)	2,424,491
	101,960	—		58.8800	2/18/2025			40,496	(3)	3,585,516
	79,870	—		54.8600	2/17/2026			—		—
	63,833	31,917	(3)	61.3600	2/15/2027			—		—
	14,810	29,620	(3)	114.3600	2/14/2028			—		—
	—	62,305	(3)	79.0200	2/20/2029			—		—
M. Severino	74,309	—		54.4400	6/1/2024			44,628	(3)	3,951,363
	104,480	—		58.8800	2/18/2025			28,550	(3)	2,527,817
	91,990	—		54.8600	2/17/2026			41,912	(3)	3,710,888
	66,733	33,367	(3)	61.3600	2/15/2027			—		—
	15,440	30,880	(3)	114.3600	2/14/2028			—		—
	—	64,485	(3)	79.0200	2/20/2029			—		—

(1)
Four of AbbVie's NEOs were employed by Abbott Laboratories (Abbott) prior to AbbVie's separation from Abbott on January 1, 2013 (the "Separation"). When AbbVie separated from Abbott, outstanding Abbott equity awards generally converted into adjusted awards based on Abbott common shares and AbbVie common stock (except to the extent prohibited by local law or with respect to certain awards described below). Such awards are subject to substantially the same terms, vesting conditions and other restrictions that applied to the original Abbott awards immediately before the Separation.

Each Abbott stock option was converted into an adjusted Abbott stock option and an AbbVie stock option, with adjustments to the stock option exercise prices that were intended to preserve the value of the original Abbott award as measured immediately before and immediately after the Separation. Each such adjusted Abbott stock

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  option and AbbVie stock option is subject to substantially the same terms, vesting conditions, post-termination exercise rules and other restrictions that applied to the original Abbott stock option immediately before the Separation.

As a result of the Separation, one NEO held the following Abbott equity awards as of December 31, 2019:

•
C. Alban: Vested options to purchase 16,033 Abbott common shares with an exercise price of $27.03 per share.

(2)
Except as noted, the stock options are fully vested.

(3)
The vesting dates of AbbVie unexercisable stock options and unvested performance share and restricted stock/unit awards outstanding at December 31, 2019 are as follows:

	Option Awards				Stock or Unit Awards

Name	Number of Unexercised Shares Remaining from Original Grant	Number of Option Shares Vesting— Date Vested 2020	Number of Option Shares Vesting— Date Vested 2021	Number of Option Shares Vesting— Date Vested 2022	Number of Shares of Restricted Stock or Units	Number of Shares of Restricted Stock or Units Vesting— Date Vested 2020		Number of Shares of Restricted Stock or Units Vesting— Date Vested 2021	Number of Shares of Restricted Stock or Units Vesting— Date Vested 2022

R. Gonzalez	87,050	87,050—2/16			90,369		(a)
	85,073	42,536—2/15	42,537—2/15		26,073		(b)
	179,127	59,709—2/21	59,709—2/21	59,709—2/21	47,210		(c)
					31,473		(d)
					58,213		(e)
					58,213		(f)
R. Michael	3,807	3,807—2/16			3,951		(a)
	5,353	2,676—2/15	2,677—2/15		1,140		(b)
	54,517	18,173—2/21	18,172—2/21	18,172—2/21	2,970		(c)
					1,980		(d)
					17,717		(e)
					17,717		(f)
L. Schumacher	33,367	33,367—2/16			34,635		(a)
	30,560	15,280—2/15	15,280—2/15		9,993		(b)
	68,535	22,845—2/21	22,845—2/21	22,845—2/21	16,960		(c)
					11,306		(d)
					22,272		(e)
					22,272		(f)
C. Alban	31,917	31,917—2/16			33,134		(a)
	29,620	14,810—2/15	14,810—2/15		9,560		(b)
	62,305	20,769—2/21	20,768—2/21	20,768—2/21	16,430		(c)
					10,953		(d)
					20,248		(e)
					20,248		(f)
M. Severino	33,367	33,367—2/16			34,635		(a)
	30,880	15,440—2/15	15,440—2/15		9,993		(b)
	64,485	21,495—2/21	21,495—2/21	21,495—2/21	17,130		(c)
					11,420		(d)
					20,956		(e)
					20,956		(f)

  (a)
  These are performance shares that remained outstanding and unvested on December 31, 2019 from an award made on February 16, 2017. The award has the potential to vest at 0% to 250% of target during a 3-year performance period based on company performance in earnings per share (EPS) and relative total stockholder return (TSR). TSR performance is measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned. In 2017, in connection with the phase-in of the redesigned long-term incentive program, AbbVie's EPS performance resulted in the vesting on February 28, 2018 of one-third of the award at 173.3% of target, and

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    the remainder of the award was banked for vesting to be determined based on the company's relative TSR performance during the 3-year performance period that ends December 31, 2019. In aggregate, this award vested at 196.4% of target (out of a maximum of 250% of target) based on the application of all performance adjustments.

  (b)
  These are performance-vested restricted stock units that remained outstanding and unvested on December 31, 2019, from an award made on February 16, 2017. The award has the potential to vest at 0% to 150% of target, in one-third increments, during a 3-year performance period based on AbbVie's return on equity (ROE) articulated as pre-set goals and measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned. In 2019, AbbVie's relative ROE performance resulted in the vesting on February 28, 2020 of one-third of the award at 150% of target.

  (c)
  These are performance shares that remained outstanding and unvested on December 31, 2019 from an award made on February 15, 2018. The award has the potential to vest at 0% to 250% of target during a 3-year performance period based on company performance in earnings per share (EPS) and relative total stockholder return (TSR). TSR performance is measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned. In 2018, AbbVie's EPS performance resulted in the banking of the award at 200% of target, with vesting to be determined based on the company's relative TSR performance during the 3-year performance period that ends December 31, 2020.

  (d)
  These are performance-vested restricted stock units that remained outstanding and unvested on December 31, 2019, from an award made on February 15, 2018. The award has the potential to vest at 0% to 150% of target, in one-third increments, during a 3-year performance period based on AbbVie's return on equity (ROE) articulated as pre-set goals and measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned. In 2019, AbbVie's relative ROE performance resulted in the vesting on February 28, 2020 of one-third of the award at 150% of target.

  (e)
  These are performance shares that remained outstanding and unvested on December 31, 2019 from an award made on February 21, 2019. The award has the potential to vest at 0% to 250% of target during a 3-year performance period based on company performance in earnings per share (EPS) and relative total stockholder return (TSR). TSR performance is measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned. In 2019, AbbVie's EPS performance resulted in the banking of the award at 200% of target, with vesting to be determined based on the company's relative TSR performance during the 3-year performance period that ends December 31, 2021.

  (f)
  These are performance-vested restricted stock units that remained outstanding and unvested on December 31, 2019, from an award made on February 21, 2019. The award has the potential to vest at 0% to 150% of target, in one-third increments, during a 3-year performance period based on AbbVie's return on equity (ROE) articulated as pre-set goals and measured relative to a group made up of companies that are constituents in either the S&P Pharmaceutical, Biotech, and Life Science Index or the NYSE Arca Pharmaceutical Index. Dividends accrue during the performance period and are paid at vesting only to the extent that shares are earned. In 2019, AbbVie's relative ROE performance resulted in the vesting on February 28, 2020 of one-third of the award at 150% of target.

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EXECUTIVE COMPENSATION

2019 Option Exercises and Stock Vested

              The following table summarizes for each NEO the number of shares acquired on the exercise of AbbVie stock options and the number of shares acquired on the vesting of AbbVie stock awards in 2019:

	Option Awards		Stock Awards

Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)

R. Gonzalez	—	$—	164,609	$13,071,601
R. Michael	—	—	7,243	575,167
L. Schumacher	—	—	54,791	4,350,953
C. Alban	—	—	54,450	4,323,875
M. Severino	—	—	60,286	4,787,311

Pension Benefits

              During 2019, the NEOs participated in two AbbVie-sponsored defined benefit pension plans: the AbbVie Pension Plan, a tax-qualified pension plan; and the AbbVie Supplemental Pension Plan, a non-qualified supplemental pension plan. The Supplemental Pension Plan also includes a benefit feature AbbVie uses to attract senior executives who are mid-career hires, which provides an additional benefit to such participants that is less valuable to participants who have spent most of their career at the company. Except as provided in AbbVie's change in control agreements, AbbVie does not have a policy granting extra years of credited service under the plans. The change in control agreements are described in the section of this proxy statement captioned "Potential Payments upon Termination or Change in Control."

              The compensation considered in determining the pensions payable to the NEOs is the compensation shown in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table.

Pension Plan

              The Pension Plan is a broad-based plan that covers most AbbVie employees in the United States, age 21 or older, and provides participants with a life annuity benefit at normal retirement equal to A plus the greater of B or C below.

  A.
  1.10% of 5-year final average earnings multiplied by years of benefit service after 2003.

  B.
  1.65% of 5-year final average earnings multiplied by years of benefit service prior to 2004 (up to 20); plus 1.50% of 5-year final average earnings multiplied by years of benefit service prior to 2004 in excess of 20 (but no more than 15 additional years); less 0.50% of the lesser of 3-year final average earnings (but not more than the social security wage base in any year) or the social security covered compensation level multiplied by years of benefit service.

  C.
  1.10% of 5-year final average earnings multiplied by years of benefit service prior to 2004.

              The benefit for service prior to 2004 (B or C above) is reduced for the cost of preretirement surviving spouse benefit protection. The reduction is calculated using formulas based on age and employment status during the period in which coverage was in effect.

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              Final average earnings are the average of the employee's 60 highest-paid consecutive calendar months of compensation (salary and non-equity incentive plan compensation). The Pension Plan covers earnings up to the limit imposed by Internal Revenue Code Section 401(a)(17) and provides for a maximum of 35 years of benefit service.

              Participants become fully vested in their pension benefit upon the completion of five years of service. The benefit is payable on an unreduced basis at age 65. Employees hired after 2003 who terminate employment prior to age 55 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55. Employees hired before 2004 who terminate employment prior to age 50 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 50. Employees hired before 2004 who terminate employment prior to age 50 with fewer than 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55.

              The Pension Plan offers several optional forms of payment, including certain and life annuities, joint and survivor annuities, and level income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.

              Employees who retire from AbbVie prior to their normal retirement age may receive subsidized early retirement benefits. Employees hired after 2003 are eligible for early retirement at age 55 with 10 years of service. Employees hired before 2004 are eligible for early retirement at age 50 with 10 years of service or age 55 if the employee's age plus years of benefit service total 70 or more. Mr. Gonzalez, Ms. Schumacher and Mr. Alban are eligible for early retirement benefits under the plan.

              The subsidized early retirement reductions applied to the benefit payable for service after 2003 (A above) depend upon the participant's age at retirement. If the participant retires after reaching age 55, the benefit is reduced 5 percent per year for each year that payments are made before age 62. If the participant retires after reaching age 50 but prior to reaching age 55, the benefit is actuarially reduced from age 65.

              The early retirement reductions applied to the benefit payable for service prior to 2004 (B and C above) depend upon age and service at retirement:

  •
  In general, the 5-year final average earnings portions of the benefit are reduced 3 percent per year for each year that payments are made before age 62 and the 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62.

  •
  Employees who participated in the plan before age 36 may elect "Special Retirement" on the last day of any month after reaching age 55 with age plus Seniority Service points of at least 94 or "Early Special Retirement" on the last day of any month after reaching age 55, provided their age plus Seniority Service points would reach at least 94 before age 65. Seniority Service includes periods of employment prior to attaining the minimum age required to participate in the plan. If Special Retirement or Early Special Retirement applies, Seniority Service is used in place of benefit service in the formulas. The 5-year final average earnings portions of the benefit in B above are reduced 1 2/3 percent for each year between ages 59 and 62 plus 2 1/2 percent for each year between ages 55 and 59. The 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62. Benefit C is payable on an unreduced basis at Special Retirement and is reduced 3 percent per year for each year that payments are made before age 62, if Early Special Retirement applies.

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EXECUTIVE COMPENSATION

Supplemental Pension Plan

              The provisions of the Supplemental Pension Plan (which covers AbbVie employees in the United States whose compensation exceeds certain limits under the Internal Revenue Code) are substantially the same as those of the Pension Plan, with the following exceptions:

  •
  Participants' 5-year final average earnings are calculated using the average of the 5 highest years of base earnings and the 5 highest years of payments under AbbVie's non-equity incentive plans.

  •
  The Pension Plan does not include amounts deferred or payments received under the AbbVie Deferred Compensation Plan in its calculation of a participant's final average earnings. To preserve the pension benefits of Deferred Compensation Plan participants, the Supplemental Pension Plan includes amounts deferred by a participant under the Deferred Compensation Plan in its calculation of final average earnings.

  •
  In addition to the benefits outlined above for the Pension Plan, the NEOs are eligible for an additional Supplemental Pension Plan benefit equal to 0.6% of 5-year final average earnings for each year of service for each of the first 20 years of service occurring after the participant attains age 35. The benefit is further limited by the maximum percentage allowed under the Pension Plan under that plan's benefit formulas (A, B and C above). The portion of this additional benefit attributable to service before 2004 is reduced 3 percent per year for each year that payments are made before age 60. The portion attributable to service after 2003 is reduced 5 percent per year for each year that payments are made before age 60 if the participant is at least age 55 at early retirement. If the participant is under age 55 at retirement, the portion attributable to service after 2003 is actuarially reduced from age 65.

  •
  The Supplemental Pension Plan provides early retirement benefits similar to those provided under the Pension Plan. The benefits provided to NEOs under the Supplemental Pension Plan are not, however, reduced for the period between age 60 and age 62, unless the benefit is being actuarially reduced from age 65. Mr. Gonzalez, Ms. Schumacher and Mr. Alban are eligible for early retirement benefits under the plan.

  •
  Vested benefits accrued under the Supplemental Pension Plan may be funded through a grantor trust established by an eligible NEO. Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, an eligible NEO who became an officer prior to 2009 may have the entire amount of his or her vested plan benefits funded through a grantor trust. An eligible NEO who became an officer after 2008 may have only the vested benefits that accrue following the calendar year in which he or she is first elected as an officer funded through a grantor trust.

              Benefits payable under the Supplemental Pension Plan are offset by the benefits payable from the Pension Plan, calculated as if benefits under the plans commenced at the same time. The amounts paid to an eligible NEO's Supplemental Pension Plan grantor trust to fund plan benefits are actuarially determined. The plan is designed to result in AbbVie paying the eligible NEO's Supplemental Pension Plan benefits to the extent assets held in his or her trust are insufficient.

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Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

R. Gonzalez	AbbVie Pension Plan	35	$272,676	$0
	AbbVie Supplemental Pension Plan	35	19,534,981	1,011,773	(2)
R. Michael	AbbVie Pension Plan	27	739,546	0
	AbbVie Supplemental Pension Plan	27	4,054,032	0
L. Schumacher	AbbVie Pension Plan	29	1,275,472	0
	AbbVie Supplemental Pension Plan	29	17,995,769	2,343,649	(2)
C. Alban	AbbVie Pension Plan	33	1,443,090	0
	AbbVie Supplemental Pension Plan	33	17,432,216	1,307,772	(2)
M. Severino	AbbVie Pension Plan	6	164,288	0
	AbbVie Supplemental Pension Plan	6	2,546,877	0

(1)
AbbVie calculated these present values using: (i) a discount rate of 3.56% for the Pension Plan and a discount rate of 3.51% for the Supplemental Pension Plan, the same discount rates it uses for Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 715 calculations for financial reporting purposes; and (ii) each plan's unreduced retirement age, which is age 62 under the AbbVie Pension Plan and age 60 under the AbbVie Supplemental Pension Plan for those participants who are eligible for early retirement benefits and age 65 under both plans for other participants. The present values shown in the table reflect postretirement mortality, based on the FASB ASC Topic 715 assumption (the RP2006 Healthy Annuitant table projected fully generationally with MP2019 mortality improvement scale), but do not include a factor for preretirement termination, mortality, or disability.

(2)
During 2019, the amounts shown, less applicable tax withholdings, were distributed and deposited into the individual grantor trusts established by the eligible NEOs and included in the NEOs' income, as applicable. Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, vested Supplemental Pension Plan benefits, to the extent not previously funded, are distributed to the eligible participants' individual grantor trusts and included in their income. Amounts held in an eligible NEO's individual trust are expected to offset AbbVie's obligations to him or her under the plan. Grantor trusts are described in greater detail in the section of this proxy statement captioned "Compensation Plan Elements—Benefits—Retirement Benefits."

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EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation

              The following table summarizes Ms. Schumacher's non-qualified deferred compensation under the AbbVie Deferred Compensation Plan. No additional contributions have been made to her account under the plan since such time as Ms. Schumacher became an officer and ceased to be eligible to contribute to the plan. None of the other NEOs has any non-qualified deferred compensation under the plan.

Name	Plan Name(1)(2)	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)(3)	Aggregate withdrawals/ distributions ($)(4)	Aggregate balance at last FYE ($)

L. Schumacher	Deferred Compensation Plan	0	0	39,164.83	(512,982.79)	0

(1)
Ms. Schumacher's contributions to the Deferred Compensation Plan ceased in 2002.

(2)
The plan permits participants to defer up to 75% of their base salary and up to 75% of their annual cash incentives and credits a participant's account with an amount equal to the employer matching contributions that otherwise would have been made for the participant under AbbVie's tax-qualified defined contribution plan. Participants may direct the investment of their deferral accounts into one or more of several funds chosen by the administrator, and the deferral account is credited with investment returns based on the performance of the fund(s) selected. During 2019, the weighted average rate of return credited to the account was 8.3% for Ms. Schumacher.

  The plan provides for cash distributions in either a lump sum or installments after separation from service and permits in-service withdrawals in accordance with specific procedures. Participants make distribution elections each year that apply to the deferrals to be made in the following calendar year, in accordance with the requirements of Internal Revenue Code Section 409A. Participants may request withdrawals due to financial hardship; if a hardship withdrawal is approved, it is limited to the amount needed to address the hardship.

(3)
The amounts reported in this column are not included in the Summary Compensation Table of this proxy statement.

(4)
The amounts reported in this column have not been previously reported as compensation in AbbVie's Summary Compensation Tables because they relate to contributions made before the applicable individual became an NEO.

Potential Payments upon Termination or Change in Control

Potential Payments upon Termination—Generally

              AbbVie does not have employment agreements with its NEOs.

              The following summarizes the payments that the NEOs would have received if their employment had terminated on December 31, 2019. Earnings would have continued to be paid for the NEO's Performance Incentive Plan and Supplemental Savings Plan grantor trusts, as applicable, until the trust assets were fully distributed. The amount of these payments would depend on the trust earnings and fees and the period over which the trust assets were distributed. Based on current earnings rates, if the trust assets were distributed over a 10-year period, the NEOs would receive the following average annual earnings payments over such 10-year period: Mr. Gonzalez, $955,769; Ms. Schumacher, $1,319,422; Mr. Alban, $941,835; and Dr. Severino, $453,052. In addition, the following one-time deposits would have been made under the AbbVie Supplemental Pension Plan for each of the following NEOs, respectively: Mr. Gonzalez, $0; Ms. Schumacher, $1,978,945; Mr. Alban, $2,012,782 and Dr. Severino, $1,016,149. As of December 31, 2019, Mr. Gonzalez, Ms. Schumacher and Mr. Alban were eligible to retire, and therefore were eligible to receive the pension benefits previously described.

              If the termination of employment had been due to disability, then the respective NEO also would have received, in addition to AbbVie's standard disability benefits, a monthly long-term disability benefit in the following amount: Mr. Gonzalez: $216,750; Mr. Michael, $90,000; Ms. Schumacher: $120,000; Mr. Alban: $120,000; and Dr. Severino:

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$120,000. This long-term disability benefit would continue for up to 24 months following termination of employment. It ends if the NEO retires, recovers, dies or ceases to meet eligibility criteria.

              If the NEO's employment had terminated due to death or disability, his or her unvested stock options, restricted stock or unit awards and performance shares would have vested on December 31, 2019 with values as set forth below in the subsection of this proxy statement captioned "Equity Awards."

Potential Payments upon Change in Control

              AbbVie has entered into change in control agreements with its NEOs. Each change in control agreement continues in effect until December 31, 2020, and can be renewed for successive two-year terms upon notice prior to the expiration date. If notice of non-renewal is given, the agreement will expire on the later of the scheduled expiration date and the one-year anniversary of the date of such notice. If no notice is given, the agreement will expire on the one-year anniversary of the scheduled expiration date. Each agreement also automatically extends for two years following any change in control (see below) that occurs while the agreement is in effect.

              The agreements provide that if the employee is terminated other than for cause or permanent disability or if the employee elects to terminate employment for good reason (see below) within two years following a change in control, he or she is entitled to receive a lump sum payment equal to three times his or her annual salary and annual incentive ("bonus") award (assuming for this purpose that all target performance goals have been achieved or, if higher, based on the average bonus for the last three years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (based on the highest of the bonus assuming achievement of target performance, the average bonus for the past three years or, in the case of the unpaid bonus for any completed performance period, the actual bonus earned). If the employee is terminated other than for cause or permanent disability or if the employee elects to terminate employment for good reason during a potential change in control (see below), he or she is entitled to receive a lump sum payment of the annual salary and bonus payments described above, except that the amount of the bonus to which the employee is entitled will be based on the actual achievement of the applicable performance goals. If the potential change in control becomes a "change in control event" (within the meaning of Internal Revenue Code Section 409A), the employee will be entitled to receive the difference between the bonus amounts the officer received upon termination during the potential change in control and the bonus amounts that would have been received had such amounts instead been based on the higher of the employee's target bonus or the average bonus paid to the employee in the preceding three years.

              Bonus payments include payments made under the Performance Incentive Plan. The employee also will receive up to two years of additional employee benefits (including welfare benefits, outplacement services and tax and financial counseling) and the value of three more years of pension accruals. If change in control-related payments and benefits become subject to the excise tax imposed under Internal Revenue Code Section 4999, payments under the agreement will be reduced to prevent application of the excise tax if such a reduction would leave the employee in a better after-tax position than if the payments were not reduced and the tax applied. The agreements also limit the conduct for which awards under AbbVie's incentive stock programs can be terminated and generally permit options to remain exercisable for the remainder of their term.

              For purposes of the agreements, the term "change in control" includes the following events: any person becoming the beneficial owner of AbbVie securities representing 20 percent or more of the outstanding voting power (not including an acquisition directly from AbbVie and its affiliates); a change in the majority of the members of the board of directors whose appointment was approved by a vote of at least two-thirds of the incumbent directors; and the consummation of certain mergers or similar corporate transactions involving AbbVie. A "potential change in control" under the agreements includes, among other things, AbbVie's entry into an agreement that would result in a change in control. Finally, the term "good reason" includes: a significant adverse change in the employee's position, duties, or authority; the company's failure to pay the employee's compensation or a reduction in the employee's base pay or benefits; or the relocation of the company's principal executive offices to a location that is more than 35 miles from the location of the offices at the time of the change in control.

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EXECUTIVE COMPENSATION

              If a change in control had occurred on December 31, 2019, immediately followed by one of the covered circumstances described above, Mr. Gonzalez, Mr. Michael, Ms. Schumacher, Mr. Alban, and Dr. Severino would have been entitled to receive the following payments and benefits under the change in control agreements:

  •
  Mr. Gonzalez: cash termination payments—$16,779,375; additional Supplemental Pension Plan benefits—$1,897,901; welfare and fringe benefits—$80,262.

  •
  Mr. Michael: cash termination payments—$5,713,250; additional Supplemental Pension Plan benefits—$1,410,259; welfare and fringe benefits—$82,442.

  •
  Ms. Schumacher: cash termination payments—$9,064,663; additional Supplemental Pension Plan benefits—$4,363,498; welfare and fringe benefits—$67,381.

  •
  Mr. Alban: cash termination payments—$8,712,033; additional Supplemental Pension Plan benefits—$4,904,865; welfare and fringe benefits—$62,474.

  •
  Dr. Severino: cash termination payments—$9,359,300; additional Supplemental Pension Plan benefits—$993,543; welfare and fringe benefits—$83,633.

Equity Awards

              The AbbVie 2013 Incentive Stock Program was approved by AbbVie's stockholders and covers approximately 9,000 participants, including a broad group of management and professional staff.

              The AbbVie 2013 Incentive Stock Program provides that any unvested equity awards granted in or after January 2013 may be assumed, converted or replaced on an equivalent basis by the surviving company upon a change in control. If the surviving company does not do so, the vesting of the awards is accelerated. If the surviving company does assume, convert or replace the awards on an equivalent basis, then accelerated vesting of the awards is limited to circumstances in which, during the period from six months before through two years after a change in control, the grantee's employment is terminated without cause or the grantee resigns for good reason. The terms "cause" and "good reason" have the same definitions as in the change in control agreements.

              If a change in control had occurred on December 31, 2019 and the surviving company did not assume, convert or replace any of the awards granted in or after January 2013, or the NEO's employment had terminated without cause or he or she had resigned for good reason, as described above, then the unvested equity awards of the NEOs would have vested as follows:

  •
  Mr. Gonzalez would have vested in (i) 351,250 unvested AbbVie stock options with a value of $4,071,309, (ii) 146,366 AbbVie restricted stock units with a value of $12,959,246, and (iii) 319,312 AbbVie performance shares with a value of $28,271,863.

  •
  Mr. Michael would have vested in (i) 63,677 unvested AbbVie stock options with a value of $622,475, (ii) 72,101 AbbVie restricted stock units with a value of $6,383,778, and (iii) 127,108 AbbVie performance shares with a value of $11,254,178.

  •
  Ms. Schumacher would have vested in (i) 132,462 unvested AbbVie stock options with a value of $1,559,367, (ii) 97,038 AbbVie restricted stock units with a value of $8,591,700 and (iii) 191,919 AbbVie performance shares with a value of $16,992,505.

  •
  Mr. Alban would have vested in (i) 123,842 unvested AbbVie stock options with a value of $1,460,647, (ii) 95,947 AbbVie restricted stock units with a value of $8,495,103, and (iii) 189,056 AbbVie performance shares with a value of $16,738,983.

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EXECUTIVE COMPENSATION
  •
  Dr. Severino would have vested in (i) 128,732 unvested AbbVie stock options with a value of $1,520,811, (ii) 97,180 AbbVie restricted stock units with a value of $8,604,317, and (iii) 192,259 AbbVie performance shares with a value of $17,022,608.

              The value of stock options shown is based on the excess of the closing price of one share of common stock on December 31, 2019 over the exercise price of such options, multiplied by the number of unvested stock options held by the NEO. The value of restricted stock units and performance shares shown is determined by multiplying the number of units or shares that would vest as of December 31, 2019 in accordance with the applicable equity award agreement terms and the closing price of one share of common stock on December 31, 2019.

2020 Proxy Statement   |     63

              The audit committee of the board of directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the company's financial statements. On October 17, 2019, the audit committee appointed Ernst & Young LLP (the independent auditor) to perform independent audit services for the fiscal year ending December 31, 2020. Ernst & Young LLP has served as our independent auditor since 2013. In conjunction with the periodic mandated rotation of the audit firm's lead engagement partner, the chair of the audit committee would be involved in the selection of a new lead engagement partner. Further, the audit committee will periodically consider whether there should be a regular rotation of the independent auditor.

              Although the audit committee has sole authority to appoint the independent auditor, it would like to know the opinion of the stockholders regarding its appointment of Ernst & Young LLP for 2020. For this reason, stockholders are being asked to ratify this appointment. If the stockholders do not ratify the appointment of Ernst & Young LLP for 2020, the audit committee will take that fact into consideration, but may, nevertheless, continue to retain Ernst & Young LLP. The audit committee and the board believe that the continued retention of Ernst & Young LLP to serve as the company's independent auditor is in the best interests of the company and its stockholders.

              Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

              The board of directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as AbbVie's independent registered public accounting firm for 2020.

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Audit Fees and Non-Audit Fees

              The following table presents fees for professional audit services rendered to AbbVie by Ernst & Young LLP for the years ended December 31, 2019 and December 31, 2018, and fees for other services rendered to AbbVie by Ernst & Young LLP for those periods.

	2019 (millions)	2018 (millions)

Audit fees:(1)	$10.6	$10.3
Audit related fees:(2)	0.9	0.7
Tax fees:(3)	2.5	2.3
All other fees:	—	—

Total	$14.0	$13.3

(1)
Ernst & Young LLP billed or will bill AbbVie for professional services rendered for the audit of AbbVie's annual financial statements, the review of AbbVie's financial statements included in AbbVie's quarterly reports, the audits of AbbVie's internal control over financial reporting, statutory and subsidiary audits, the review of documents filed with the Securities and Exchange Commission, comfort letters, consents and certain accounting consultations in connection with the audits.

(2)
Audit related fees include audits of certain employee benefit plan financial statements, accounting consultations in connection with proposed acquisitions, and other agreed upon procedures.

(3)
Tax fees consist principally of professional services for corporate tax compliance and tax advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

              The audit committee has established policies and procedures to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm (the independent auditor) and its related affiliates.

              Prior to engagement of the independent auditor for the next year's audit, management will submit a schedule of all proposed permissible services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

              Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent auditor and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent auditor.

              The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.

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AUDIT INFORMATION

Audit Committee Report

              The audit committee is comprised of six non-employee members of the board of directors. Each audit committee member meets the independence requirements of the New York Stock Exchange and Rule 10A-3 of the Exchange Act. The committee operates under a written charter adopted by the board of directors. Consistent with the responsibilities set forth in its charter, the audit committee assists the board of directors in its oversight of AbbVie's accounting, auditing and financial reporting practices.

              The audit committee has reviewed and discussed the audited financial statements contained in the 2019 Annual Report on Form 10-K with AbbVie's management and its independent registered public accounting firm (the independent auditor). Management is responsible for the preparation and integrity of AbbVie's consolidated financial statements. The independent auditor is responsible for performing an audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The audit committee reviews these processes on behalf of the board of directors. Periodically, during the year, the audit committee reviewed and discussed with AbbVie's management, internal auditors, and independent auditor the effectiveness of AbbVie's internal control over financial reporting and the overall quality of AbbVie's financial reporting.

              The audit committee has discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has received the written disclosures and the letter from the independent auditor regarding its independence required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with the independent auditor the firm's independence. The audit committee has also considered whether the provision of non-audit services is compatible with maintaining the independence of the independent auditor and concluded the independent auditor's independence has not been impaired.

              Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in AbbVie's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission.

Audit Committee

              R. Austin, Chair, W. Burnside, M. Meyer, E. Rapp, G. Tilton, and F. Waddell

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              Stockholders are being asked to approve the compensation of AbbVie's named executive officers, as disclosed under Securities and Exchange Commission rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this proxy statement.

              The independent compensation committee of the board of directors, with the counsel of its independent compensation consultant, has thoroughly examined AbbVie's programs, the company's performance related to our industry and peer group, and market factors. The committee has determined that the specific pay decisions for the named executive officers are appropriate given the company's performance, the executives' contributions, and our stockholders' interests.

              While this vote is advisory and non-binding, the board of directors and the compensation committee value the opinion of the stockholders and will review the voting results and take them into account when future compensation decisions are made.

              Accordingly, the board of directors recommends that you vote FOR the approval of the named executive officers' compensation.

2020 Proxy Statement   |     67

              Currently, AbbVie's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that certain amendments to the Certificate of Incorporation or AbbVie's Amended and Restated By-Laws (the "By-Laws") require the affirmative vote of shares representing no less than 80 percent of AbbVie's outstanding shares of stock entitled to vote generally in the election of directors. We refer to these provisions listed below as the "Supermajority Voting Requirement."

              Specifically, Article VIII of the Certificate of Incorporation provides that any stockholder-approved alteration, amendment, or repeal of any of the By-Law provisions listed below, or the adoption of any stockholder-approved By-Law provision inconsistent with those By-Law provisions, must be approved pursuant to the Supermajority Voting Requirement. The By-Law provisions covered by the Supermajority Voting Requirement are in regards to:

  •
  special meetings of stockholders and written consents by stockholders (Article II, Sections 2.2 and 2.12, respectively);

  •
  board size and tenure, classes of directors, board vacancies, and director removal (Article III, Sections 3.2, 3.3, 3.10 and 3.11, respectively);

  •
  indemnification of directors and officers (Article VII); and

  •
  amendments to the By-Laws (Article X).

              Article XI of the Certificate of Incorporation provides that any alteration, amendment, or repeal of any of the provisions of the Certificate of Incorporation listed below, or the adoption of any provision inconsistent with those provisions, must be approved pursuant to the Supermajority Voting Requirement. The provisions covered by the Supermajority Voting Requirement are in regards to:

  •
  board size, classes of directors, board vacancies, and director removal (Article VI, Sections 1, 2, 3 and 4, respectively); and

  •
  written consents by stockholders and special meetings of stockholders (Article VII, Sections 1 and 2, respectively).

              After reviewing the advantages and disadvantages of the Supermajority Voting Requirement at this time, the board approved, and recommends that stockholders approve, the amendment and restatement of Articles VIII and XI of the Certificate of Incorporation to remove the Supermajority Voting Requirement contained therein. If approved, future stockholder-approved amendments to the By-Law and Certificate of Incorporation provisions listed above will not be subject to the Supermajority Voting Requirement and will instead require the affirmative vote of a majority of AbbVie's outstanding shares of stock entitled to vote generally in the election of directors.

              The proposed Certificate of Amendment to the Certificate of Incorporation is attached to this proxy statement as Appendix A, which the company would file promptly following the 2020 Annual Meeting if our stockholders approve the amendment. The affirmative vote of the holders of 80 percent of the outstanding shares of stock entitled to vote generally in the election of directors on the Record Date is required to approve this proposal pursuant to the Certificate of Incorporation. The board has approved certain conforming changes to the company's By-Laws, contingent on the effectiveness of the proposed amendment to the Certificate of Incorporation.

              The board of directors recommends that you vote FOR the management proposal to amend and restate the Certificate of Incorporation to eliminate supermajority voting.

68      |   2020 Proxy Statement

              Three stockholder proposals will be voted upon at the Annual Meeting if properly presented by or on behalf of the proponent. The address of each of the proponents is available upon request. The proposed resolutions and the statements made in support thereof, as well as the board of directors' statements in opposition to these proposals, are presented on the following pages. The proposal may contain assertions about AbbVie or other statements that we believe are incorrect.

              The board of directors recommends that you vote AGAINST the proposals for the reasons set forth following the proposals.

Stockholder Proposal on Lobbying Report (Item 5 on Proxy Card)

              Zevin Asset Management, on behalf of William Creighton, and co-filers Dana Investment Advisors, Friends Fiduciary Corporation, Fresh Pond Capital, and Echo Foundation have notified AbbVie that they intend to present the following proposal at the Annual Meeting and that they each own at least $2,000 worth of AbbVie shares.

              Whereas, we believe in full disclosure of AbbVie's direct and indirect lobbying activities and expenditures to assess whether AbbVie's lobbying is consistent with its expressed goals and in the best interests of stockholders.

              Resolved, the stockholders of AbbVie request the preparation of a report, updated annually, disclosing:

  1.
  Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
  2.
  Payments by AbbVie used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
  3.
  AbbVie's membership in and payments to any tax-exempt organization that writes and endorses model legislation.
  4.
  Description of management's decision-making process and the Board's oversight for making payments described in section 2 above.

              For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which AbbVie is a member.

              Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

              The report shall be presented to the Public Policy Committee and posted on AbbVie's website.

              Supporting Statement

              Investors urge transparency in AbbVie's use of funds to lobby. AbbVie spent $32,360,000 from 2013 - 2018 on federal lobbying. This does not include lobbying expenditures to influence legislation in states, where AbbVie also lobbies but disclosure is uneven or absent. For example, AbbVie had at least 68 lobbyists in 19 states in 2018 (followthemoney.org) and spent $2,269,103 on lobbying in California and $433,961 on lobbying in New York from 2013 - 2018. AbbVie also lobbies abroad, spending between €200,000 - 299,000 on lobbying in Europe for 2018.

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STOCKHOLDER PROPOSALS

              AbbVie is a member of the Chamber of Commerce, which has spent over $1.5 billion on lobbying since 1998, and sits on the board of the Pharmaceutical Research and Manufacturers of America (PhRMA), which spends millions lobbying against drug pricing measures.1 AbbVie does not disclose the portions of its payments to trade associations that are used for lobbying.

              We are concerned that poor lobbying disclosure presents significant reputational risk, especially when AbbVie's lobbying contradicts company public positions. For example, AbbVie believes patients need access to affordable medicines, yet it helps fund PhRMA's opposition to lower drug price initiatives.2 Media outlets such as CNBC have highlighted AbbVie's claims to support policies that lower the cost of medicines, while AbbVie helps to fund PhRMA's opposition to initiatives aimed at lowering drug prices.3

              We believe the reputational damage stemming from this misalignment between general policy positions and actual direct and indirect lobbying efforts harms long-term value creation by AbbVie. Therefore, we urge AbbVie to expand its lobbying disclosure.

1
https://www.opensecrets.org/news/2019/09/big-pharma-invests-millions-drug-pricing-bills/

2
https://www.cnn.com/2019/01/23/health/phrma-lobbying-costs-bn/index.html

3
https://www.cnbc.com/2019/02/26/pharma-execs-offer-senate-ideas-to-lower-drug-costs-except-price-cuts.html

Board of Directors Statement in Opposition to the Stockholder Proposal on Lobbying Report (Item 5 on Proxy Card)

              The board of directors recommends that stockholders vote AGAINST this proposal. This proposal is unnecessary, because AbbVie already makes extensive disclosures regarding our lobbying and political activities as required by law and we voluntarily disclose additional related information on our website, as outlined below. AbbVie has already demonstrated transparency with respect to lobbying activities and strong risk mitigation procedures governing such activities. The preparation and maintenance of an additional report, as proposed, is neither a good use of resources, nor would it increase stockholder value.

The board, through its public policy committee, exercises oversight of AbbVie's political and lobbying activities.

  •
  The board of directors public policy committee exercises oversight of AbbVie's political expenditures and lobbying activities, as specifically enumerated in the committee's charter, and which are further governed by the Committee's approved policy on political contributions. The public policy committee and AbbVie's senior management review these activities and expenditures on a regular basis.

  •
  Our Vice Chairman, External Affairs and Chief Legal Officer, who reports directly to the CEO, and our Vice President, Government Affairs, each review and approve AbbVie's lobbying strategy and all plans for corporate political contributions at the recommendation of AbbVie's Government Affairs function to ensure that these activities are consistent with the company's guidelines and comply with applicable laws.

  •
  We believe this approach, as explained on our website, minimizes risk and reflects our guiding commitment to transparency, stewardship of corporate and stockholder funds, sound corporate practice, and high standards of ethical conduct.

AbbVie already makes extensive disclosures regarding lobbying and political activities and has been recognized as a leader in this area.

  •
  Since our launch as a new public company in 2013, AbbVie has provided robust transparency through the disclosures described below. AbbVie's website describes our oversight process and our guiding principles for

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STOCKHOLDER PROPOSALS

    lobbying and political activities. We pursue activities that shape policies to benefit patients, with a focus on improving patient access to new medical advances.

  •
  In part due to the extensive disclosures described below, AbbVie has been consistently recognized as a leader in providing the highest level of political transparency and accountability. In 2019, AbbVie was again recognized as a "trendsetter" in this area by the CPA-Zicklin Index, the highest ranking a company can receive. This index, which is produced by the non-profit Center for Political Accountability in conjunction with the Zicklin Center for Business Ethics Research at The Wharton School at the University of Pennsylvania, benchmarks the political disclosure and accountability policies and practices of leading U.S. public companies. AbbVie was also ranked in the top tier of companies in 2018, 2017, 2016, 2015, and 2014.

  •
  AbbVie files quarterly reports that include (i) total federal lobbying expenditures, (ii) the name of the legislation or subject matter covered, (iii) individuals who lobbied on behalf of AbbVie, and (iv) identification of the legislative body or executive branch that was contacted, in compliance with the Lobbying Disclosure Act. These reports include expenses associated with lobbying the federal government and the portion of trade association dues associated with federal lobbying. AbbVie provides links to these reports on our website at http://www.abbvie.com/responsibility/transparency-policies/home.html#cpc. We file similar publicly-available lobbying reports with state and local agencies as required by law.

  •
  In 2016, we enhanced our website with a comprehensive list of our state lobbying reports with direct links to our state filings or the relevant database.

  •
  AbbVie also provides a listing of corporate contributions to political candidates, political parties, political committees, ballot measure committees, and organizations operating under Section 527 of the Internal Revenue Code. These reports are updated every six months and are archived for reference on our website identified above.

  •
  AbbVie does not currently make direct expenditures toward U.S. federal or state grassroots lobbying communications to the general public and does not currently contribute funds intended for use in elections to tax-exempt organizations under Section 501(c)(4) of the Internal Revenue Code, as disclosed on our website. If such a contribution were made, it would be enumerated in AbbVie's reports on other corporate political contributions.

  •
  AbbVie discloses trade associations to which AbbVie provides $50,000 or more in annual membership, which are reviewed by the Public Policy Committee. This threshold was lowered in 2016 from $100,000. AbbVie also posts a list of global trade associations in which an AbbVie employee serves on the organization's board of directors. Both of these lists are available on our website. AbbVie chooses to participate as a member of various associations based on our commitment to voice our concerns as appropriate through our colleagues who serve on the boards and committees of these groups. Such participation does not imply that we always agree with the positions of the larger organization and/or other members.

  •
  AbbVie also provides a link to the Federal Election Commission reports of the AbbVie Political Action Committee ("PAC"), which detail the PAC's political contributions and expenditures.

  •
  Attempting to quantify indirect lobbying would be difficult to estimate and potentially misleading to stockholders as AbbVie is not directing the lobbying activities of trade, civic or patient groups. Further, it would be difficult for us to determine which third parties may endorse model legislation and whether such activities fall within the proposal's request.

              In summary, our robust oversight mechanisms and extensive disclosures address the concerns underlying the proposal, but without the unnecessary business risks and additional resources the proposal would introduce if implemented.

              The board of directors recommends that you vote AGAINST the proposal.

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STOCKHOLDER PROPOSALS

Stockholder Proposal on Independent Chair (Item 6 on Proxy Card)

              The Employees' Retirement System of Rhode Island and co-filer Vermont Pension Investment Committee have notified AbbVie that they intend to present the following proposal at the Annual Meeting and that they collectively own 92,716 AbbVie shares.

              RESOLVED:    AbbVie Inc. ("AbbVie" or the "Company") shareholders request the Board of Directors adopt as policy (the "Policy"), and amend the bylaws as necessary, to require henceforth that the Chair of the board be an independent member of the board. The Policy should apply prospectively so as not to violate any contractual obligations. If the board determines that a Chair who was independent when selected is no longer independent, the board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

              Supporting Statement

We believe:

  •
  The role of the Chief Executive Officer (CEO) and management is to run the company.

  •
  The role of the Board is to provide independent oversight of management and the CEO.

  •
  There is a potential conflict of interest for a CEO to have a non-independent director act as Chair.

34% of S&P 500 companies are chaired by an independent director, up from 31% last year and 16% in 20091.

              Numerous institutional investors recommend such a separation. For example, Norges Bank Investment Management states that the board should be chaired by an independent director, and CalPERS' Governance and Sustainability Principles recommend an independent chair in all but "very limited circumstances." The Council of Institutional Investors' corporate governance policies favor independent board chairs.

              AbbVie has been criticized for anticompetitive practices that prevent market forces from acting to lower the cost of drugs such as AbbVie's Humira, which accounts for a majority of AbbVie's revenue. A federal class action filed on behalf of benefit funds claims that AbbVie engaged in an "anticompetitive scheme to restrain competition in the market for Humira and its biosimilar competitors in the United States," including abusing the patent system and colluding with potential biosimilar manufacturers to prevent market entry.2 AbbVie was singled out during a February 2019 congressional hearing on high drug prices for aggressive increases in the price of Humira.3

              Concerns about these risks have led to growing investor interest in the Company's governance practices. In our view, shareholders are best served by an independent board Chair who can provide a balance of power between the CEO and the board. The board is responsible for overseeing management, and conflicts of interest may arise when one person holds both the Chair and CEO positions. A 2019 survey by PwC found that 61% of directors on boards with a unified Chair/CEO believed that at least one fellow director should be replaced, a significantly larger proportion than the 47% of directors on boards with an independent chair or lead independent director who voiced that view.4

              We believe that AbbVie's board should adopt best practice governance policies, including having an independent board Chair. We urge shareholders to vote for this proposal.

1
https://www.spencerstuart.com/-/media/2019/ssbi-2019/us_board_index_2019.pdf

2
https://www.courtlistener.com/recap/gov.uscourts.ilnd.362729/gov.uscourts.ilnd.362729.1.0_3.pdf

3
https://www.cnbc.com/2019/02/26/sen-ron-wyden-grills-pharma-execs-for-raising-drug-prices.html

4
https://www.pwc.com/us/en/services/governance-insights-center/assets/pwc-2019-annual-corporate-directors-survey-full-report-v2.pdf.pdf, at 5

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STOCKHOLDER PROPOSALS

Board of Directors Statement in Opposition to the Stockholder Proposal on Independent Chair (Item 6 on Proxy Card)

              The board of directors recommends that stockholders vote AGAINST this proposal.

Our board of directors believes that our stockholders are best served by preserving the flexibility to determine the appropriate leadership structure for the company in light of the circumstances at the time.

              We believe the proposal would unnecessarily restrict the board's ability to exercise its fiduciary duty to determine the board leadership structure most appropriate for the company given the specific circumstances and leadership needs at any particular point in time. The company's robust governance framework ensures that board leadership is balanced with independent participation given the extensive involvement of the lead director and his oversight. Therefore, adopting a proposal that would limit the board's ability to exercise decision making on the appropriate leadership is not in stockholders' best interests.

AbbVie's existing leadership structure and corporate governance practices provide strong independent oversight.

              Since its inception in 2013, AbbVie has had a robust lead independent director role. The lead independent director has significant authority and responsibilities and works directly with the Chairman and CEO, as well as the independent directors, to ensure meaningful oversight of the board. Among other duties, our lead independent director:

  •
  reviews and guides agenda items for board meetings;

  •
  leads the CEO succession planning process;

  •
  facilitates communication with the board and presides over regularly conducted executive sessions of the independent directors or sessions where the chairman of the board is not present;

  •
  reviews and approves matters, such as schedule sufficiency, and, where appropriate, information provided to other board members;

  •
  serves as the liaison between the chairman of the board and the independent directors;

  •
  has the authority to call meetings of the independent directors;

  •
  leads the board's evaluation of the CEO;

  •
  leads the annual board and committee evaluation process, including discussing evaluations with each director individually;

  •
  encourages effective director participation by fostering an environment of open dialogue and constructive feedback among independent directors;

  •
  involved in selection and interviewing of new board members;

  •
  if requested by major stockholders, ensures that he or she is available for consultation and direct communication as needed;

  •
  if required, represents independent board members externally; and

  •
  performs such other duties as the board may determine from time to time.

2020 Proxy Statement   |     73

STOCKHOLDER PROPOSALS

              AbbVie has other robust corporate governance practices designed to protect long-term shareholder value. All directors, other than the CEO, are independent. All key committees and committee chairs are comprised completely of independent directors. Our independent directors meet regularly in executive session, which is presided over by the lead director. Our directors are also subject to majority voting as set forth in our By-Laws. Other corporate governance practices, which are highlighted in our Governance Guidelines (available at www.abbvieinvestor.com) and throughout this proxy statement, include a comprehensive board risk management oversight process; an annual investor engagement program, reaching over 45% of outstanding shares; annual say on pay votes; and proxy access.

The board periodically considers AbbVie's leadership structure and has determined that its needs are best met through the existing structure.

              In light of the lead independent director authority and responsibilities and other corporate governance practices, the board has determined that its current leadership structure, in which the offices of Chairman and Chief Executive Officer are held by one individual, along with a strong and independent Lead Director, ensures the appropriate level of oversight, independence, and responsibility is applied to all board decisions and is in the best interests of AbbVie and its stockholders.

              The board of directors recommends that you vote AGAINST the proposal.

Stockholder Proposal on Compensation Committee Drug Pricing Report (Item 7 on Proxy Card)

              United Church Funds, and co-filers, including The Sisters of Charity of Saint Elizabeth, Mercy Investment Services, Dominican Sisters of Springfield Illinois, Bon Secours Mercy Health, Inc., Sisters of Providence, Trinity Health, Robeco, Congregation of the Sisters of St. Joseph of Peace, and Benedictine Sisters of Virginia have notified AbbVie that they intend to present the following proposal at the Annual Meeting and that they collectively own 586,439 AbbVie shares.

              Resolved: AbbVie Inc. ("AbbVie") shareholders request that the Compensation Committee of the board of directors publish a report (at reasonable expense, within a reasonable time, and omitting confidential or propriety information) assessing the feasibility of incorporating public concern over high drug prices into the senior executive compensation arrangements described in AbbVie's annual proxy materials.

              Supporting Statement

              To reward the creation of long-term value, incentive compensation arrangements for senior executives of branded pharmaceutical companies should promote responsible risk management. A key strategic risk now facing pharmaceutical firms is backlash against the high price of medicines. The effects of high drug prices on patient access, government payer budgets and the broader health care system have kept drug prices in the public spotlight, especially as campaigning for 2020 presidential and congressional elections intensifies.

              A 2019 Credit Suisse analyst report stated that US drug price rises contributed 33% of industry net income growth in 2018 and noted "strong political pressure to reduce absolute drug prices." The report ranked AbbVie as one of the companies at greatest risk from regulatory changes that have been floated, such as using international reference pricing and eliminating Medicare rebates, and identified Humira as benefiting substantially from high rebates. (Global Pharmaceuticals, "Future of US Drug Rebates Under Review," Apr. 29, 2019, at 4, 6-7, 11) One estimate pegged the increase in US healthcare costs from AbbVie's January 2018 9.7% price increase for Humira at $1 billion for 2018 alone. (https://splinternews.com/your-meds-dont-have-to-cost-this-much-1830657097)

              We are concerned that AbbVie's senior executive incentive compensation arrangements may not encourage consideration of risks created by high prices. For example, 80% of CEO Richard Gonzalez's annual bonus is determined by one-year financial metrics, including net revenue, income before taxes and Humira sales, while only 20% depends on R&D/lnnovation. (2019 Proxy Statement, at 38) Although the final vesting of performance share awards occurs after a three-year cycle, performance on one of the two metrics, earnings per share, depends on meeting three separate annual

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STOCKHOLDER PROPOSALS

targets. (See id. at 53-54) Excessive dependence on drug price increases and tactics like high rebates that limit competition create significant risks, which may be exacerbated when price hikes drive large senior executive payouts.

              Accordingly, we believe it is advisable for the Compensation Committee to explore incorporating measures that relate to the financial and strategic risks created by high drug prices into senior executive compensation arrangements. This Proposal gives the compensation committee total discretion in selecting potential measures and in analyzing the feasibility of incorporating them. By way of illustration, though, such measures could reward executives for increasing access or limit the extent to which price increases can be used to meet revenue and income targets.

  We urge shareholders to vote for this Proposal.

Board of Directors Statement in Opposition to the Stockholder Proposal on Compensation Committee Drug Pricing Report (Item 7 on Proxy Card)

              The board of directors recommends that stockholders vote AGAINST this proposal. AbbVie has demonstrated a commitment to both balanced, appropriate executive compensation programs and to responsible drug pricing. The preparation and maintenance of the proposed report would not provide meaningful information to stockholders, would not be a good use of AbbVie's resources, and is unnecessary.

AbbVie's compensation programs effectively account for responsible risk management.

              In collaboration with the compensation committee's independent compensation consultant, AbbVie conducts an annual in-depth compensation risk assessment with respect to its compensation policies and practices. The results of this assessment, including the major factors used to arrive at the results, are already published in this proxy statement. This comprehensive risk assessment appropriately evaluates AbbVie's compensation risk exposure and its potential impact on compensation outcomes, resulting in compensation decisions that are aligned with creating stockholder value and improving company performance without undue risk-taking. A report specifically focused only on drug pricing risk would be redundant to, and much less meaningful than, the broader compensation risk assessment already conducted by AbbVie.

              Executive officers are evaluated based on quantitative financial metrics and qualitative factors, such as individual, strategic and leadership achievements, as well as relative accomplishments and/or developments in the company and the marketplace. Further, our executive officers are also evaluated on contributions to the company's reputation and sustainability. The use of both quantitative and qualitative metrics effectively mitigates the impact of a single risk, such as dependence on drug pricing, on overall compensation. In addition, AbbVie's compensation programs use both short-term and long-term metrics, which mitigates the potential risks of over-reliance on short-term actions, such as excessive increases in prices, and encourages strategies that result in long-term value creation.

              Further, AbbVie's current compensation policies and practices provide the compensation committee, comprised entirely of independent directors, with the authority to exercise discretion to substantially adjust incentive payments, if needed.

AbbVie is committed to responsible drug pricing.

              AbbVie evaluates specific pricing decisions on an annual basis with careful consideration of a variety of factors. In 2019, as in 2017 and 2018, AbbVie publicly committed to taking no more than one, single-digit price increase, as part of our ongoing commitment to acting responsibly with regard to drug pricing. Indeed, the proponents acknowledge and "applaud" AbbVie's commitment. This commitment is factored into our long-range plan and executive performance metrics are set in advance. Therefore, AbbVie already limits the risk of extreme price increases being used to inappropriately meet performance goals.

2020 Proxy Statement   |     75

STOCKHOLDER PROPOSALS

              AbbVie's strategy is to address some of the world's toughest health challenges by developing innovative therapies that have a meaningful impact on patients' lives. Our strategy does not rely on price increases. Since the company's inception, AbbVie has launched more than 15 new products or indications across key therapeutic areas, including in indications for which there was previously substantial unmet medical need. AbbVie has also developed one of the strongest late-stage pipelines in the industry with several programs positioned for market leadership.

              In summary, given our responsible compensation program design, existing compensation risk assessment, responsible drug pricing and other practices, the proposal would not provide meaningful information to stockholders, would not be a good use of AbbVie resources, and is unnecessary.

              The board of directors recommends that you vote AGAINST this proposal.

76      |   2020 Proxy Statement

Corporate Governance Materials

              AbbVie's corporate governance guidelines with the outline of directorship qualifications; director independence guidelines; code of business conduct; and audit committee, compensation committee, nominations and governance committee, and public policy committee charters are all available in the corporate governance section of AbbVie's investor relations website at www.abbvieinvestor.com.

Procedures for Approval of Related Person Transactions

              It is AbbVie's policy that the nominations and governance committee review, approve, ratify or disapprove of all transactions in which AbbVie participates and in which any related person has a direct or indirect material interest if such transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Related person transactions requiring review by the nominations and governance committee pursuant to this policy are identified in:

  •
  questionnaires annually distributed to AbbVie's directors and executive officers;

  •
  certifications submitted annually by AbbVie executive officers related to their compliance with AbbVie's Code of Business Conduct; or

  •
  communications made directly by the related person to the chief financial officer or general counsel.

              In determining whether to approve or ratify a related person transaction, the nominations and governance committee will consider the following items, among others:

  •
  the related person's relationship to AbbVie and interest in the transaction;

  •
  the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

  •
  the benefits to AbbVie of the transaction;

  •
  if applicable, the availability of other sources of comparable products or services;

  •
  an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;

  •
  whether a transaction has the potential to impair director independence; and

  •
  whether the transaction constitutes a conflict of interest.

              This process is included in the nominations and governance committee's written charter, which is available on the corporate governance section of AbbVie's investor relations website at www.abbvieinvestor.com.

2020 Proxy Statement   |     77

ADDITIONAL INFORMATION

Delinquent Section 16(a) Reports

              Section 16(a) of the Exchange Act requires AbbVie's directors and executive officers, and persons who own more than 10% of a registered class of AbbVie's equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities of AbbVie. With the exception of one report filed on behalf of an executive officer on December 7, 2018, which was filed one day late due to an administrative error, to AbbVie's knowledge, no executive officer or director of AbbVie failed to file reports required by Section 16(a) on a timely basis.

Performance-Based Compensation Arrangements

              The Performance Incentive Plan and the Incentive Stock Program are intended to comply with Internal Revenue Code Section 162(m) to permit deductibility of performance-based compensation with respect to awards granted before November 2017. In connection with such awards, the compensation committee expects to take appropriate steps to preserve deductibility, but has the flexibility to take actions that may be based on considerations in addition to tax deductibility. The committee believes that stockholder interests are best served by not restricting the committee's discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the committee may approve components of compensation for certain executive officers that are not deductible.

Exclusive Forum

              AbbVie is incorporated in the state of Delaware and Delaware law governs the relationship among its directors, officers, and stockholders (also known as the internal affairs doctrine). To provide for the orderly, efficient and cost-effective resolution of Delaware-law issues affecting AbbVie, the company's Certificate of Incorporation provides that unless the board of directors otherwise determines, Delaware courts are the exclusive forum for cases involving the internal affairs doctrine, derivative actions brought on behalf of the company, claims for breach of fiduciary duty, and other matters concerning Delaware statutory and common law. The provision does not apply to any other cases brought against AbbVie.

Other Matters

              The board of directors knows of no other business to be transacted at the 2020 Annual Meeting of Stockholders, but if any other matters do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Date for Receipt of Stockholder Proposals for the 2021 Annual Meeting Proxy Statement

              Stockholder proposals for presentation at the 2021 Annual Meeting must be received by AbbVie no later than November 25, 2020 and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy for the 2021 meeting.

Procedure for Recommendation and Nomination of Directors and Transaction of Business at Annual Meeting

              A stockholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the secretary of AbbVie. Recommendations must be accompanied by certain information about both the nominee and the stockholder making the nomination, as set forth in AbbVie's Amended and Restated By-Laws. A nominee who is recommended by a stockholder following these procedures will receive the same consideration as other comparably qualified nominees.

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ADDITIONAL INFORMATION

              A stockholder entitled to vote for the election of directors at an Annual Meeting and who is a stockholder of record on:

  •
  the record date for that Annual Meeting,

  •
  the date of this proxy statement, and

  •
  the date of the Annual Meeting

may nominate persons for director, or make proposals of other business to be brought before the Annual Meeting, by providing proper timely written notice to the secretary of AbbVie. That notice must include certain information required by Article II of AbbVie's Amended and Restated By-Laws, including information about the stockholder, any beneficial owner on whose behalf the nomination or proposal is being made, their respective affiliates or associates or others acting in concert with them, and any proposed director nominee.

              For each matter the stockholder proposes to bring before the Annual Meeting, the notice must also include a brief description of the business to be discussed, the reasons for conducting such business at the Annual Meeting, any material interest of the stockholder in such business and certain other information specified in the By-Laws. In addition, in the case of a director nomination, the notice must include a completed and signed questionnaire, representation and agreement of the nominee addressing matters specified in the By-Laws.

              To be timely, written notice either to directly nominate persons for director or to bring business properly before the Annual Meeting must be received at AbbVie's principal executive offices not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding Annual Meeting. If the Annual Meeting is called for a date that is more than thirty days before or sixty days after such anniversary date, notice by the stockholder must be received not less than ninety days and not more than one hundred twenty days prior to the date of such Annual Meeting and not later than the close of business on the later of ninety days prior to the date of such Annual Meeting, or, if the first public announcement of the date of such Annual Meeting is less than one hundred days prior to the date of such Annual Meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by AbbVie. To be timely for the 2021 Annual Meeting, this written notice must be received by AbbVie no later than February 15, 2021.

              In addition, the notice must be updated and supplemented, if necessary, so that the information provided or required to be provided is true and correct as of the record date for the Annual Meeting and as of the date that is ten business days prior to the meeting. Any such update or supplement must be delivered to the secretary of AbbVie at AbbVie's principal executive offices not more than five business days after the record date for the Annual Meeting, and not less than eight business days before the date of the Annual Meeting in the case of any update or supplement required to be made as of ten business days prior to the Annual Meeting.

Procedure for Stockholder Nominations to be Included in AbbVie's Proxy Materials

              AbbVie recently adopted a proxy access By-Law provision to permit a stockholder, or a group of up to 20 stockholders, continuously owning shares of our company for at least 3 years and representing an aggregate of at least 3% of the outstanding shares of common stock, to nominate and include in our proxy materials director nominee(s) constituting up to 25% of the total number of the directors in office, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our By-Laws. Notice must include certain information required by Article II of AbbVie's Amended and Restated By-Laws. To be timely, written notice must be received at AbbVie's principal executive offices not earlier than 150 days and not later than 120 days before the anniversary of the date that the company mailed its proxy statement for the prior year's annual meeting of stockholders. To be timely for the 2021 Annual Meeting, this written notice must be received by AbbVie no later than November 25, 2020 and must include the specific information required by, and otherwise comply with the requirements of, our By-Laws.

2020 Proxy Statement   |     79

ADDITIONAL INFORMATION

Householding of Proxy Materials

              The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single Notice or proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially provides extra convenience for security holders and cost savings for companies.

              Several brokers and banks with accountholders who are AbbVie stockholders will be "householding" our proxy materials. As indicated in the notice provided by these brokers to AbbVie stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and you prefer to receive a separate proxy statement, please notify your broker, or contact Broadridge Financial Solutions at 1-866-540-7095, or write to us at Investor Relations, AbbVie Inc., 1 North Waukegan Road, North Chicago, Illinois 60064. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker or bank.

Cautionary Statement Regarding Forward-Looking Statements

              This proxy statement contains certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. The words "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of AbbVie management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Factors that could cause actual results or events to differ materially from those anticipated include the matters described in AbbVie's Annual Report on Form 10-K for the year ended December 31, 2019 under Item 1A, "Risk Factors" and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations." AbbVie does not undertake any obligation to update the forward-looking statements included in this proxy statement to reflect events or circumstances after the date hereof, unless AbbVie is required by applicable securities law to do so.

General

              It is important that proxies be returned promptly. Stockholders are urged to vote, regardless of the number of shares of AbbVie common stock owned. Stockholders may vote by telephone, by Internet, or by mail if a printed version of the proxy card was received or requested. Stockholders who vote by telephone or the Internet do not need to return a proxy card.

              The Annual Meeting will be held on Friday, May 8, 2020 at 9:00 a.m. CT. The safety of our stockholders is important to us, and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year's Annual Meeting will be a "virtual meeting" of stockholders. You will be able to attend the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/ABBV2020. This website can be accessed on a computer, tablet, or phone with internet connection. For stockholders without access to the internet, you may listen to the Annual Meeting by telephone at 1-877-328-2502. AbbVie will make any required list of stockholders available during the meeting.

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ADDITIONAL INFORMATION

              To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ABBV2020, you must enter the control number found on your proxy card, voting instruction form or notice you received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

By order of the board of directors. LAURA J. SCHUMACHER SECRETARY

2020 Proxy Statement   |     81

Appendix A

Proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation of AbbVie Inc.

              The text of the proposed amendment is marked to reflect the proposed changes.

              AbbVie Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

1.    Articles VIII and XI of AbbVie's Amended and Restated Certificate of Incorporation are amended to read as follows:

ARTICLE VIII
AMENDMENTS TO BY-LAWS

              In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the By-laws of the Corporation (the "By-laws") may be altered, amended or repealed, in whole or in part, and new By-laws may be adopted, (i) by the affirmative vote of shares representing a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, ~~that any proposed alteration, amendment or repeal of, or the adoption of any By-law inconsistent with, Sections 2.2, 2.12, 3.2, 3.3, 3.10 or 3.11, Article VII or Article X of the By-laws (in each case, as in effect on the date hereof), or the alteration, amendment or repeal of, or the adoption of any provision inconsistent with this sentence, may only be made by the affirmative vote of shares representing not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; and provided further~~, ~~however~~, that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-law or By-laws must be contained in the notice of such meeting, or (ii) by action of the Board of Directors of the Corporation; provided, however, that the case of any such action at a meeting of the Board of Directors, notice of the proposed alteration, amendment, repeal or adoption of the new By-law or By-laws must be given not less than two days prior to the meeting.

* * *

ARTICLE XI
AMENDMENTS

              The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation. ~~In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation, the Corporation may from time to time adopt, amend or repeal any provisions of this Amended and Restated Certificate of Incorporation; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any provision inconsistent with, Article VI and Article VII of this Amended and Restated Certificate of Incorporation (in each case, as in effect on the date hereof), or the alteration, amendment or repeal of, or the adoption of any provision inconsistent with this sentence, may only be made by the affirmative vote of shares representing not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.~~

2.    The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, duly authorized, as of the            day of                        2020.

AbbVie Inc.
By:
Name:
Title:

2020 Proxy Statement   |     A-1

Appendix B

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Year Ended December 31, 2019
(Unaudited) (In millions, except per share data)

Non-GAAP Financial Results

Financial results are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenues and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items. AbbVie's management believes non-GAAP financial measures provide useful information to investors regarding AbbVie's results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Business Performance Highlights Reconciliations

1.
Net Revenues since 2013 Inception and Compound Annual Growth Rate

	2019	2018	2017	2016	2015	2014	2013	2019-2013 CAGR

As reported (GAAP)	$33,266	$32,753	$28,216	$25,638	$22,859	$19,960	$18,790	10.0%
Adjusted for specified items:	—	(20)	—	(78)	(40)	(81)	—	—

As adjusted (non-GAAP)	$33,266	$32,733	$28,216	$25,560	$22,819	$19,879	$18,790	10.0%

The 2018 specified revenue item represents a milestone payment received under a previously announced collaboration. The 2016 specified revenue items included milestone revenue under previously announced collaborations and prior period royalty revenue related to a patent lawsuit settlement. The 2015 net revenue specified item represents a milestone payment received under a previously announced collaboration. The 2014 net revenue specified item reflects royalty income from prior periods recognized in the fourth quarter of 2014 as a result of the settlement of a licensing arrangement.

2.
Diluted Earnings Per Share Compound Annual Growth Rate and Operating Margin Expansion since 2013 Inception

	Earnings Per Share			Operating Margin Expansion
	2019	2013	2019-2013 CAGR	2019	2018	2013	2019-2018 Expansion	2019-2013 Expansion

As reported (GAAP)	$5.28	$2.56	12.8%	39.0%	19.5%	30.1%	1,950 bps	890 bps
Adjusted for specified items:	3.66	0.58		8.3%	25.1%	6.2%	(1,680) bps	210 bps

As adjusted (non-GAAP)	$8.94	$3.14	19.1%	47.3%	44.6%	36.3%	270 bps	1,100 bps

3.
Net Revenues Increase and Humira Sales Growth over 2018

	Net Revenues	Humira Sales

As reported (GAAP)	1.6%	(3.9)%
Adjusted for specified and other items:	—%	—%
Adjusted for foreign exchange:	1.1%	1.0%

As adjusted (non-GAAP)	2.7%	(2.9)%

2020 Proxy Statement   |     B-1

Appendix B
4.
Diluted Earnings Per Share since 2013 Inception

	2019	2018	2017	2016	2015	2014	2013

As reported (GAAP)	$5.28	$3.66	$3.30	$3.63	$3.13	$1.10	$2.56
Adjusted for specified items:
Intangible asset amortization	0.86	0.69	0.51	0.38	0.20	0.18	0.23
Separation costs	—	—	—	—	0.13	0.24	0.10
Milestones and other R&D expenses	0.20	0.09	0.09	0.05	0.26	0.48	—
Acquired IPR&D	0.25	0.27	0.20	0.12	0.09	0.15	0.21
Reata divestiture	(0.20)	—	—	—	—	—	—
Calico collaboration	—	0.32	—	—	—	—	—
Stemcentrx-related impairment	0.56	2.66	—	—	—	—	—
Charitable contribution	—	0.18	—	—	—	—	—
Acquisition related costs	0.23	—	0.03	0.16	0.25	—	—
Shire transaction and termination costs	—	—	—	—	0.10	1.12	—
Change in fair value of contingent consideration	2.14	0.31	0.39	0.14	—	—	—
Restructuring(1)	0.10	—	—	—	—	—	—
Litigation reserves	(0.28)	0.18	0.18	—	0.08	—	—
Intangible asset impairment	—	—	0.15	—	—	—	—
Venezuela devaluation loss	—	—	—	0.18	—	—	—
Revaluation due to Section 987 tax law change	—	—	—	0.12	—	—	—
Impacts related to tax law changes	(0.27)	(0.49)	0.71	—	—	—	—
Other	0.07	0.04	0.04	0.04	0.05	0.05	0.04

As adjusted (non-GAAP)	$8.94	$7.91	$5.60	$4.82	$4.29	$3.32	$3.14

(1)
Prior to 2019, restruturing impacts were minimal and included in the Other category.

2019 Performance Results for Financial Goals Reconciliations

	Net Revenues	Income Before Taxes	Operating Margin	Humira Sales

As reported (GAAP)	$33,266	$8,426	$12,983	$19,169
Adjusted for specified items:	—	6,150	2,747	—
Adjusted for foreign exchange:	4	103	39	4

As adjusted (non-GAAP)	$33,270	$14,679	$15,769	$19,173

The calculation of Adjusted Return on Assets reflects Adjusted Net Earnings and Adjusted Net Assets.

B-2      |   2020 Proxy Statement

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Thursday, May 7, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ABBV2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Thursday, May 7, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ABBVIE INC. 1 NORTH WAUKEGAN ROAD NORTH CHICAGO, IL 60064 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E92686-P34491 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ABBVIE INC. The Board of Directors recommends you vote FOR the following: For All Against All For All Except To vote against any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Class II Directors Nominees: 01) 02) 03) 04) Robert J. Alpern Edward M. Liddy Melody B. Meyer Frederick H. Waddell The Board of Directors recommends you vote FOR the following proposals: For Against Abstain The Board of Directors recommends you vote AGAINST the stockholder proposals: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. Ratification of Ernst & Young LLP as AbbVie's independent registered public accounting firm for 2020 Say on Pay – An advisory vote on the approval of executive compensation Approval of a management proposal regarding amendment of the certificate of incorporation to eliminate supermajority voting 5. Stockholder Proposal – to Issue an Annual Report on Lobbying Stockholder Proposal – to Adopt a Policy to Require Independent Chairman Stockholder Proposal – to Issue a Compensation Committee Report on Drug Pricing 3. 6. 4. 7. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. E92687-P34491 ABBVIE INC. Annual Meeting of Stockholders May 8, 2020 9:00 AM CT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Richard A. Gonzalez and Laura J. Schumacher, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AbbVie Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM CT on Friday, May 8, 2020, held virtually at www.virtualshareholdermeeting.com/ABBV2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, May 5, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ABBVIE INC. 1 NORTH WAUKEGAN ROAD NORTH CHICAGO, IL 60064 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, May 5, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E92688-P34491 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ABBVIE INC. The Board of Directors recommends you vote FOR the following: For All Against All For All Except To vote against any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Class II Directors Nominees: 01) 02) 03) 04) Robert J. Alpern Edward M. Liddy Melody B. Meyer Frederick H. Waddell The Board of Directors recommends you vote FOR the following proposals: For Against Abstain The Board of Directors recommends you vote AGAINST the stockholder proposals: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. Ratification of Ernst & Young LLP as AbbVie's independent registered public accounting firm for 2020 Say on Pay – An advisory vote on the approval of executive compensation Approval of a management proposal regarding amendment of the certificate of incorporation to eliminate supermajority voting 5. Stockholder Proposal – to Issue an Annual Report on Lobbying Stockholder Proposal – to Adopt a Policy to Require Independent Chairman Stockholder Proposal – to Issue a Compensation Committee Report on Drug Pricing 3. 6. 4. 7. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. E92689-P34491 ABBVIE INC. ABBVIE SAVINGS PLAN Annual Meeting of Stockholders May 8, 2020 9:00 AM CT This proxy is solicited by the Board of Directors Participants in the AbbVie Savings Plan will receive a voting instruction card for their shares of AbbVie Inc. common stock held in the AbbVie Savings Plan Trust. The Trust is administered by both a trustee and an investment committee. The trustee is The Northern Trust Company. The members of the investment committee are William H.S. Preece, Scott T. Reents, and Michael J. Thomas, employees of AbbVie. The voting power with respect to the shares is held by and shared between the investment committee and the participants. The investment committee must solicit voting instructions from the participants and follow the voting instructions it receives. The investment committee may use its own discretion with respect to those shares of AbbVie common stock for which no voting instructions are received. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side